                                 SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the registrant /x/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /x/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                AVNET, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                AVNET, INC.
--------------------------------------------------------------------------------
                (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /x/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
     (3) Filing party:

--------------------------------------------------------------------------------
     (4) Date filed:

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---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

                                  AVNET, INC.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

                    TO BE HELD WEDNESDAY, NOVEMBER 15, 1995

TO ALL SHAREHOLDERS OF AVNET, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AVNET, INC., a New York corporation ("Avnet"), will be held at The Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, on Wednesday, November 15, 1995 at 10:30 A.M. Eastern Standard Time, for the following purposes:

          1. To elect thirteen directors to serve until the next Annual Meeting and until their successors have been elected and qualified.

          2. To approve and adopt the 1995 Avnet Stock Option Plan.

          3. To approve and adopt the Avnet Employee Stock Purchase Plan.

          4. To approve incentive compensation terms for certain executives.

          5. To ratify the appointment of Arthur Andersen LLP as independent public accountants to audit the books of Avnet for the fiscal year ending June 28, 1996.

          6. To take action with respect to such other matters, including a shareholder proposal, as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on October 6, 1995 as the record date for the Annual Meeting. Only holders of shares of Avnet's Common Stock of record at the close of business on such date shall be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.
                                          By Order of the Board of Directors

                                          SYLVESTER D. HERLIHY
                                          Secretary
October 13, 1995

                                  AVNET, INC.
                              80 CUTTER MILL ROAD
                           GREAT NECK, NEW YORK 11021
                             ---------------------

                                PROXY STATEMENT

                             DATED OCTOBER 13, 1995
                             ---------------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 15, 1995

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Avnet, Inc. ("Avnet") for use at the Annual Meeting of Shareholders to be held on November 15, 1995, and at any and all adjournments thereof (the "Annual Meeting"), with respect to the matters referred to in the accompanying notice. A form of proxy is enclosed herewith. Any shareholder who executes and returns the proxy in the enclosed return envelope may revoke such proxy by written notice of revocation, provided it is received by the Secretary of Avnet at the address set forth above at any time prior to the Annual Meeting, by submission at such address of another proxy bearing a later date, or by voting in person at the Annual Meeting. The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to shareholders is October 13, 1995.

     Only holders of outstanding shares of Avnet's Common Stock of record at the close of business on October 6, 1995 are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share held of record. The aggregate number of shares of Avnet's Common Stock outstanding (net of treasury shares) at October 6, 1995 was 43,289,124, comprising all of Avnet's capital stock outstanding as of that date.

                             ELECTION OF DIRECTORS

     Thirteen directors are to be elected at the Annual Meeting to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote each properly signed and returned proxy (unless otherwise directed by the shareholder executing such proxy) for the election as directors of Avnet of the thirteen persons listed below. Each of such persons has consented to being named herein and to serve if elected.

     Directors will be elected by a plurality of the votes properly cast (in person or by proxy) at the Annual Meeting. Thus, shareholders who do not vote, or who withhold their vote from one or more nominees below and do not vote for another person, will not affect the outcome of the election provided that a quorum is present at the Annual Meeting. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the Annual Meeting, provided that this proxy statement has been transmitted to the beneficial owners at least fifteen (15) days before the Annual Meeting.

     All of the nominees were elected directors at the Annual Meeting of Shareholders held on November 16, 1994. In case any of the nominees below should become unavailable for election for any presently unforeseen reason, the persons named in the enclosed form of proxy will have the right to use their discretion to vote for a substitute or to vote for the remaining nominees and leave a vacancy on the Board of Directors. Under the By-Laws of Avnet, any such vacancy may be filled by a majority vote of the directors then in office or by the shareholders at any meeting thereof. Avnet's By-Laws also empower the Board of Directors to fix the number of directors from time to time to be in office.

     The information set forth below as to the age, principal occupation and other directorships of each nominee has been furnished to Avnet by such nominee.

                                                      PRINCIPAL OCCUPATION DURING
                                      YEAR FIRST      LAST FIVE YEARS; ALSO OTHER
                                      ELECTED A         CURRENT PUBLIC COMPANY
             NAME               AGE    DIRECTOR              DIRECTORSHIPS
------------------------------  ---   ----------   ---------------------------------
Eleanor Baum(a)                 55       1994      Dean of the School of Engineering
                                                   of The Cooper Union, New York,
                                                   NY; also a Director of Allegheny
                                                   Power System Corporation and U.S.
                                                   Trust Corporation.

Gerald J. Berkman(a)(b)(c)      69       1989      Retired (since May 1989) Senior
                                                   Partner of Berkman & Leff, stock
                                                   brokers; stock specialist,
                                                   American Stock Exchange.

Joseph F. Caligiuri(b)(c)       67       1992      Executive Vice President (retired
                                                   April 1993) of Litton Industries,
                                                   Inc., a technology-based company
                                                   providing resource exploration
                                                   services, industrial automation
                                                   systems and advanced electronic
                                                   and defense systems to the United
                                                   States and world markets; also a
                                                   Director of Source Scientific
                                                   Inc. and The Titan Corporation.

Sylvester D. Herlihy            68       1973      Senior Vice President and
                                                   Secretary of Avnet and President
                                                   of Avnet's Channel Master
                                                   division.

Ehud Houminer(a)                55       1993      Professor and
                                                   Executive-in-Residence (since
                                                   July 1991) at the Columbia Uni-
                                                   versity Business School;
                                                   formerly, consultant to Bear,
                                                   Stearns & Co., Inc. investment
                                                   bankers (February 1992 through
                                                   March 1995); also a Director of
                                                   various Dreyfus mutual funds.

---------------

(a) Member of the Audit Committee.
(b) Member of the Executive Committee.
(c) Member of the Executive Incentive and Compensation Committee.

                                                      PRINCIPAL OCCUPATION DURING
                                      YEAR FIRST      LAST FIVE YEARS; ALSO OTHER
                                      ELECTED A         CURRENT PUBLIC COMPANY
             NAME               AGE    DIRECTOR              DIRECTORSHIPS
------------------------------  ---   ----------   ---------------------------------
Leon Machiz(b)(d)               71       1968      Chairman of the Board and Chief
                                                   Executive Officer of Avnet.
Salvatore J. Nuzzo(a)(b)(c)(d)  64       1982      Chairman of the Board (since
                                                   March 1994) of Marine Mechanical
                                                   Corp., a manufacturer of defense
                                                   products; also Chairman of the
                                                   Board and Director of SL
                                                   Industries, Inc., a manufacturer
                                                   of industrial/communications
                                                   products; prior to March 1994,
                                                   Chairman of the Board (from March
                                                   1991) and Chief Executive Officer
                                                   (from March 1991 until December
                                                   1992) of Technautics Cor-
                                                   poration, a manufacturer of
                                                   defense/ aerospace products.
Frederic Salerno(c)(d)          52       1993      Director and Vice Chairman of the
                                                   Board of NYNEX Corporation, a
                                                   telecommunications company (from
                                                   March 1991); President of NYNEX
                                                   Corporation's Worldwide Services
                                                   Group (from March 1991 to March
                                                   1994) and Chief Executive Officer
                                                   and President of New York
                                                   Telephone Company, a telecom-
                                                   munications company (from January
                                                   1987 to February 1991); also a
                                                   Director of Bear Stearns & Co.,
                                                   Inc., Telecom Asia (an affiliate
                                                   of NYNEX), Viacom Inc., Orange
                                                   and Rockland Utilities, Inc. and
                                                   Avenor, Inc.; Chairman of Board
                                                   of Trustees, State University of
                                                   New York.

---------------

(a) Member of the Audit Committee.
(b) Member of the Executive Committee.
(c) Member of the Executive Incentive and Compensation Committee.
(d) Member of the Nominating Committee.

                                                      PRINCIPAL OCCUPATION DURING
                                      YEAR FIRST      LAST FIVE YEARS; ALSO OTHER
                                      ELECTED A         CURRENT PUBLIC COMPANY
             NAME               AGE    DIRECTOR              DIRECTORSHIPS
------------------------------  ---   ----------   ---------------------------------
David Shaw                      69       1990      Senior Vice President (retired
                                                   since June 1993) of Avnet and an
                                                   executive officer of Avnet's
                                                   Electronic Marketing Group.

Howard Stein(a)(b)              69       1987      Chairman of the Board and Chief
                                                   Executive Officer of The Dreyfus
                                                   Corporation, a mutual fund
                                                   manager, and a Director and/or
                                                   Officer of affiliated Dreyfus
                                                   companies and Dreyfus mutual
                                                   funds; also a Director of Mellon
                                                   Bank Corporation.

Roy Vallee(b)(d)                43       1991      Vice Chairman of the Board of
                                                   Avnet (since November 1992) and
                                                   President and Chief Operating
                                                   Officer of Avnet (since March
                                                   1992); prior thereto, Senior Vice
                                                   President of Avnet and President
                                                   of Avnet's Hamilton/Avnet Elec-
                                                   tronics division.

---------------

(a) Member of the Audit Committee.
(b) Member of the Executive Committee.
(d) Member of the Nominating Committee.

                                                      PRINCIPAL OCCUPATION DURING
                                      YEAR FIRST      LAST FIVE YEARS; ALSO OTHER
                                      ELECTED A         CURRENT PUBLIC COMPANY
             NAME               AGE    DIRECTOR              DIRECTORSHIPS
------------------------------  ---   ----------   ---------------------------------
Keith Williams                  47       1994      Senior Vice President of Avnet
                                                   (since November 1993) and
                                                   President of Avnet's
                                                   International Electronic Market-
                                                   ing Group (since February 1994);
                                                   prior thereto, Director of
                                                   International Operations for
                                                   Avnet's Electronic Marketing
                                                   Group (from October 1993 to
                                                   February 1994), Vice President of
                                                   Avnet (from November 1992 to
                                                   November 1993), President and
                                                   Managing Director of Avnet's
                                                   European Electronic Marketing
                                                   Group (from November 1992 until
                                                   October 1993), Manager of Avnet's
                                                   European Operations (from July
                                                   1991 to November 1992) and
                                                   Managing Director of The Access
                                                   Group Limited, a United Kingdom
                                                   based electronics distributor
                                                   acquired by Avnet in June 1991.

Frederick S. Wood(a)(b)(c)(d)   67       1992      Consultant to General Dynamics
                                                   Corporation, a supplier to the
                                                   United States Defense Department
                                                   and the aerospace industry.

---------------

(a) Member of the Audit Committee.
(b) Member of the Executive Committee.
(c) Member of the Executive Incentive and Compensation Committee.
(d) Member of the Nominating Committee.

THE BOARD OF DIRECTORS AND CERTAIN OF ITS COMMITTEES

     Avnet's Board of Directors held six meetings during fiscal 1995: the annual organizational meeting (which occurs shortly after the Annual Meeting of Shareholders) and five regularly scheduled meetings. The Board of Directors has appointed committees, including an Audit Committee, an Executive Incentive and Compensation Committee, a Nominating Committee and an Executive Committee, to carry out certain particular responsibilities.

     The Audit Committee is charged with maintaining communication between the full Board and Avnet's independent public accountants, reviewing the status of the annual audit prior to its completion and determining the nature and extent of any problems warranting consideration by the full Board, reviewing any disagreements that have not been resolved to the satisfaction of both management and the independent public accountants, evaluating the adequacy and effectiveness of Avnet's internal accounting controls and reporting to the full Board with respect thereto. The Audit Committee also reviews quarterly financial statements. The Audit Committee met six times in fiscal 1995.

     The Executive Incentive and Compensation Committee administers Avnet's stock option plans and incentive stock program and passes upon contracts of directors of Avnet who are also officers of Avnet and upon contracts and compensation arrangements of other executives and officers of Avnet whose compensation is or is anticipated to be greater than $300,000 in any given year. The Executive Incentive and Compensation Committee met twice in fiscal 1995.

     The Nominating Committee is charged with considering, screening and recommending to the Board of Directors appropriate candidates to serve as directors of Avnet for nomination to be elected and/or re-elected by the shareholders of Avnet and for election by the Board of Directors between shareholder meetings. The Nominating Committee will consider other recommendations only from persons solicited by the Committee. The Nominating Committee met once in fiscal 1995.

     The Executive Committee is charged with the authority of the full Board and, between meetings of the Board, is authorized to exercise the powers of the Board in the management of the business affairs of Avnet subject to limitations prescribed by law. The Executive Committee met twice in fiscal 1995.

     During fiscal 1995, each incumbent nominee for director attended at least 75% of the combined number of meetings of the Board and of the committees (if any) on which such director served, with the exception of Howard Stein.

COMPENSATION OF DIRECTORS

     Directors of Avnet who are also officers or employees of Avnet do not receive special or additional remuneration for service on the Board of Directors or any of its committees. Each non-employee director receives an annual retainer fee of $15,000 for serving on the Board, an annual retainer fee of $3,000 for each committee on which he or she serves, and an additional $3,000 for each committee on which he or she serves as chairman. The maximum aggregate annual fee for a non-employee director is $24,000. Each non-employee director is also paid $1,000 per meeting for each meeting of the Board attended by such director. In addition, under the Outside Directors' Stock Bonus Plan, non-employee directors are awarded 250 shares of Avnet Common Stock upon their re-election each year to a maximum of 1,000 shares during the four-year term of the plan.

     The Retirement Plan for Outside Directors of Avnet, Inc. (the "Retirement Plan") provides a competitive level of retirement income for eligible directors who are not officers, employees or affiliates (except by reason of being a director) of Avnet (the "Outside Directors"). The Retirement Plan entitles any Outside Director who has completed six years or more of active service to an annual cash retirement benefit equal to the annual retainer fee (including committee fees) during the Outside Director's last year of active service, payable in equal monthly installments for a period of from two to ten years depending on length of service, with payments beginning on the date which is the later of such director's 65th birthday or his or her retirement date. The Retirement Plan also provides for automatic retirement of Outside Directors at age 70 or, in the case of Outside Directors serving on the Board on the Retirement Plan's effective date, July 1, 1992, age 75. The surviving spouse of any deceased Outside Director is entitled to 50% of any remaining unpaid retirement benefit.

     On July 1, 1993, Avnet entered into a consulting agreement with David Shaw which expires on June 30, 1996. The agreement provides that Mr. Shaw will be paid $100,000 per annum for performing consulting and advisory services for Avnet. In addition, Mr. Shaw will receive certain medical insurance benefits. The agreement restricts Mr. Shaw during its term from providing services to or acquiring a ten percent (10%) or more interest in any business competitive with Avnet in the electronic distribution business or with any of Avnet's suppliers which also sells products to Avnet's competitors or any representative firm which represents Avnet and also represents any of Avnet's competitors.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the Avnet Common Stock beneficially owned at August 31, 1995 by each director of Avnet and by each of the executive officers named in the Summary Compensation Table set forth on page 12 and by all directors and executive officers as a group. Except where specifically noted in the table, all the shares listed for a person or the group are directly held by such person or group member with sole voting and dispositive power. The table includes shares owned by (i) spouses, minor children and certain relatives and
(ii) trusts, custodianships and other entities as to which the persons have the power to direct the voting or disposition of securities. The table also includes shares covered by stock options which have or will first become exercisable through December 31, 1995; it does not reflect undelivered awards of restricted stock under the Avnet Incentive Stock Program or the Outside Directors Stock Bonus Plan.

                                                     AMOUNT AND NATURE
                                                       OF BENEFICIAL
                       NAME                              OWNERSHIP
------------------------------------------------------------------------
Eleanor Baum.......................................            200
Gerald J. Berkman..................................          5,000
Joseph F. Caligiuri................................          1,500(T,S)
Steven C. Church...................................          2,000
                                                           13,000(O)
Sylvester D. Herlihy...............................         23,565
                                                            2,500(O)
Ehud Houminer......................................          2,250
Leon Machiz........................................         61,867
                                                          200,000(O)
Salvatore J. Nuzzo.................................          3,250
Frederic Salerno...................................       --
David Shaw.........................................         43,328
Joseph W. Semmer...................................          1,000
                                                           27,000(T,S)
                                                           34,669(O)
Howard Stein.......................................          3,000
Roy Vallee.........................................          9,089(T,S)
                                                           89,950(O)
Keith Williams.....................................            613
                                                           21,250(O)
Frederick S. Wood..................................            250
                                                              500(T)
Directors and Executive Officers as a Group........        199,461
                                                              500(T)
                                                           37,589(T,S)
                                                          489,028(O)
                                                         --------
                                                          726,578[1.68% of the
                                                                 outstanding]

---------------
(T) Shares owned by trusts and other entities as to which the person has the power to direct voting and investment.
(S) Shares as to which the person shares voting and/or investment power with others.
(O) Shares issuable upon exercise of stock options.

     OTHER SECURITY OWNERSHIP

     The only person or group known by the Company to own more than 5% of the outstanding shares of Avnet Common Stock is a group comprised of FMR Corp., certain of its wholly-owned subsidiaries and affiliated investment companies, and its Chairman, Edward C. Johnson 3d. Information as to such beneficial ownership was obtained from their joint statement on Schedule 13G, as amended July 7, 1995, filed with the Securities and Exchange Commission. Such statement discloses that as of June 30, 1995, such group was the beneficial owner of 6,114,545 shares of Avnet Common Stock (approximately 15% of those shares then outstanding) as follows: (i) Mr. Johnson, FMR Corp.(through its wholly-owned subsidiary Fidelity Management & Research Company ("Fidelity")), and certain investment companies for which Fidelity acts as advisor ("Fidelity Funds") together have sole dispositive power but no voting power with respect to an aggregate of 5,952,945 shares of Avnet Common Stock held by a number of Fidelity Funds (such shares are voted by Fidelity in accordance with written guidelines established by the Boards of Trustees of the several Fidelity funds), (ii) 4,063,345 of these 6,114,545 shares (approximately 9.97% of the shares of Common Stock then outstanding) are held by the Fidelity Magellan Fund, and (iii) Mr. Johnson, FMR Corp. and Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., have sole voting power with respect to 126,600 shares of Common Stock and sole dispositive power with respect to 161,600 shares of Common Stock owned by institutional investment accounts at Fidelity Management Trust Company. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

     OWNERSHIP AND TRANSACTION REPORTS

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, Avnet's directors, executive officers, and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission, the New York Stock Exchange, and the Pacific Stock Exchange concerning their ownership of and transactions in Avnet Common Stock; such persons are also required to furnish Avnet with copies of such reports. Based solely on the reports and related information furnished to Avnet, Avnet believes that in fiscal 1995 all such filing requirements were complied with in a timely manner by all directors and executive officers except for Patrick Jewett and Richard Ward. Mr. Jewett filed a late Form 4 report of a May 1995 transaction in Common Stock due to a broker's error in effecting the transaction. Mr. Ward's inadvertent failure to file one report for dividend reinvestment plan shares allocated to his account in fiscal year 1994 was discovered and rectified.

COMPENSATION OF AVNET MANAGEMENT

     The following table sets forth information concerning the total compensation during Avnet's last three fiscal years of its Chief Executive Officer and its four other executive officers who had the highest individual aggregates of salary and bonus during Avnet's fiscal year ended June 30, 1995:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                              ------------------
                                                     ANNUAL COMPENSATION    RESTRICTED   SECURITIES
                NAME AND                   FISCAL   ---------------------     STOCK      UNDERLYING      ALL OTHER
           PRINCIPAL POSITION               YEAR      SALARY      BONUS     AWARDS(1)    OPTIONS(#)   COMPENSATION(2)
-----------------------------------------  ------   ----------   --------   ----------   ----------   ---------------
Leon Machiz,                                1995    $1,000,000   $660,000    $146,500      100,000             --
 Chairman of the Board and Chief            1994     1,000,000    250,000     135,188      100,000        $84,218
 Executive Officer                          1993     1,000,000         --     100,188           --         76,995
Roy Vallee,                                 1995       500,000    364,000     100,792      100,000         54,474
 Vice Chairman, President and Chief         1994       500,000    200,000      96,563       50,000         16,132
 Operating Officer                          1993       400,000     91,000      57,250           --         16,227
Steven C. Church,                           1995       250,000    249,481      54,938           --             --
 Vice President                             1994       125,000    136,054      15,450       30,000             --
                                            1993       125,000     72,808      11,450        4,000             --
Sylvester D. Herlihy,                       1995       150,000    348,030          --           --         27,929
 Senior Vice President and Secretary        1994       125,000    260,337          --       10,000         35,655
                                            1993       125,000    100,704          --           --         33,790
Joseph W. Semmer,                           1995       315,000    172,876      14,650       10,000             --
 Senior Vice President                      1994       240,000    300,000          --       32,169             --
                                            1993            --         --          --           --             --

---------------
(1) The dollar values of the restricted stock awards shown in this table are based on the closing price of a share of Avnet Common Stock on the date on which the restricted stock awards were made. The number of shares of restricted stock awarded to each person named in the table during fiscal year 1995 was as follows: Mr. Machiz -- 4,000 shares; Mr. Vallee -- 2,752 shares; Mr. Church -- 1,500 shares; Mr. Herlihy -- 0 shares; and Mr.
    Semmer -- 400 shares. These restricted shares vested and will vest in four equal installments in January 1995, 1996, 1997 and 1998. A holder of undelivered restricted stock awards is not entitled to receive dividends paid on, or to any other rights of a shareholder with respect to, the Avnet Common Stock underlying such awards.

                                              [Footnotes continued on next page]

    The aggregate number of shares of allocated but undelivered restricted stock at Avnet's 1995 fiscal year-end (June 30, 1995), and the value of such shares (based on the closing price of a share of Avnet Common Stock on that date), are as follows: Mr. Machiz -- 5,625 shares ($271,406); Mr.
    Vallee -- 3,814 shares ($184,026); Mr. Church -- 1,425 shares ($68,756); Mr.
    Herlihy -- 0 shares ($0); and Mr. Semmer -- 300 shares ($14,475).

(2) Consists of premiums paid by Avnet for the insurance benefits to the persons named in the table under the executive group life insurance program described on pages 15 and 16 except that in the case of Mr. Machiz, the figures consist solely of the accrual for the post-employment benefit payable to him under the terms of his employment contract described on pages 16 and 17. In the case of Mr. Vallee, also includes the payment made in fiscal 1995 in respect of accrued but unused vacation in the amount of $33,097. In the case of Mr. Herlihy, also includes employer contributions to the Channel Master Profit Sharing Plan, which contributions aggregated $12,000 for fiscal 1995.

OPTIONS

     The following table sets forth information concerning grants of stock options during Avnet's fiscal year ended June 30, 1995 to each of Avnet's executive officers named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                           ---------------------------------------------------------------
                           NUMBER OF
                           SECURITIES      TOTAL                                               POTENTIAL REALIZABLE VALUE AT
                           UNDERLYING     OPTIONS                    MARKET                    ASSUMED ANNUAL RATES OF STOCK
                            OPTIONS      GRANTED TO    EXERCISE     PRICE ON                    APPRECIATION FOR OPTION TERM
                            GRANTED     EMPLOYEES IN   PRICE PER    DATE OF     EXPIRATION   ----------------------------------
          NAME               (#)(1)     FISCAL YEAR      SHARE       GRANT         DATE         0%          5%          10%
-------------------------  ----------   ------------   ---------   ----------   ----------   --------   ----------   ----------
Leon Machiz..............    100,000        18.9%       $ 44.50      $44.50        5/31/05         --   $2,799,100   $7,093,300
Roy Vallee...............     75,000        14.2          44.50       44.50        5/31/05         --    2,099,325    5,319,975
        .................     25,000         4.7          28.00       36.75        9/27/04   $218,750      796,650    1,683,250
Steven C. Church.........         --          --             --          --             --         --           --           --
Sylvester D. Herlihy.....         --          --             --          --             --         --           --           --
Joseph W. Semmer.........     10,000         1.9          36.75       36.75        9/27/04         --      231,160      585,800

---------------
(1) All of the options granted become exercisable in four cumulative installments on each of the first through fourth anniversary dates of the date of grant.

     The following table sets forth information concerning exercises of stock options during fiscal 1995 by each of Avnet's executive officers named in the Summary Compensation Table and the number and value of options held by them at fiscal year end:

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                            SHARES                            OPTIONS AT               IN-THE-MONEY OPTIONS
                          ACQUIRED ON                       FISCAL YEAR-END            AT FISCAL YEAR-END(1)
                           EXERCISE        VALUE      ---------------------------   ---------------------------
            NAME              (#)        REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
    --------------------  -----------   -----------   -----------   -------------   -----------   -------------
    Leon Machiz.........          --            --      175,000        175,000      $ 5,181,250    $ 1,393,750
    Roy Vallee..........          --            --       71,200        150,000        1,753,875      1,759,375
    Steven C. Church....          --            --        9,500         24,500          146,500        361,500
    Sylvester D.
      Herlihy...........          --            --       14,500          7,500          307,000         75,000
    Joseph W. Semmer....          --            --       32,169         10,000          993,057        117,500

---------------
(1) Value of unexercised options is the difference between the aggregate market value of the underlying shares (based on the average of the high and low prices on June 30, 1995, of $48.50 per share) and the aggregate exercise price for such shares.

RETIREMENT BENEFITS AND INSURANCE POLICIES

     The Avnet Pension Plan ("Pension Plan") is a defined benefit plan which covers most United States employees of Avnet, including each of the executive officers named in the Summary Compensation Table except for Mr. Herlihy. The Pension Plan provides defined benefits including a cash balance feature whereby a participant accumulates a cash balance benefit based upon a percentage of salary and interest credits which varies with age. The accumulated cash balance benefit is approximately equal to the actuarial present value of a deferred annuity benefit determined by aggregating 2% of an employee's pensionable remuneration for each year of credited service. In general, pensionable remuneration includes base salary, commissions, royalties, cash incentive compensation and contractual deferred compensation. No benefit is accrued under the Pension Plan in respect of pensionable remuneration exceeding $100,000 in any year. There is no direct deduction under the Pension Plan for social security or other benefits.

     The following table sets forth estimated annual retirement benefits payable under the Pension Plan for each of the executive officers of Avnet named in the Summary Compensation Table, assuming that (i) each such executive officer currently under age 65 retires at age 65, (ii) current pensionable remuneration for each such executive officer remains unchanged until retirement, (iii) benefits under the Pension Plan are not altered prior to retirement and (iv) all actuarial costs and expenses of the Pension Plan are paid by the Pension Plan:

                                                                ESTIMATED
                                                                  ANNUAL
                                                            RETIREMENT BENEFIT
                                                            ------------------
    Leon Machiz...........................................       $  2,000(1)
    Roy Vallee............................................         77,340
    Steven C. Church......................................         48,000
    Sylvester D. Herlihy..................................             --
    Joseph W. Semmer......................................         17,604

---------------
(1) This is Mr. Machiz's actual annual benefit accrual as of June 30, 1995. During fiscal year 1995, Mr. Machiz received a lump-sum payment of $1,229,248, the amount of his cash balance account, representing the present value of his accrued retirement benefit at December 31, 1994, which payment was made while still an employee pursuant to Section 401(a)(9) of the Internal Revenue Code of 1986, as amended.

     Avnet pays the premiums in respect of an executive group life insurance program which provides for: (1) payment of a death benefit to the designated beneficiary of each participating officer in an amount equal to twice the yearly earnings (including salary and incentive compensation) of such officer, up to a maximum benefit of $1,000,000; (2) payment to Avnet, upon the death of a participating officer, of the amount by which the benefit payable by the insurer under the particular policy exceeds the death benefit payable to such officer's beneficiary; (3) an option for each participating officer, upon termination of his or her employment, either to buy such officer's policy from Avnet or to receive from Avnet a supplemental retirement benefit (if the officer has satisfied certain age and service requirements) payable annually to such officer or his or her beneficiary for ten years in an amount equal to 36% of the officer's maximum eligible compensation, such retirement benefit not to exceed $180,000 per year; and (4) payment to Avnet, upon the death of an officer who elects to receive supplemental retirement benefits, of the full amount payable by the insurer under the particular policy.

     As permitted by Section 726 of the Business Corporation Law of New York, Avnet has in force directors' and officers' liability insurance and corporate reimbursement insurance, written by Federal Insurance Company (a Chubb Company), by Columbia Casualty Co. and by National Union Insurance Company, for the one-year period which commenced on August 1, 1995 at a total cost of $427,000. The policy insures Avnet against losses from claims against its directors and officers when they are entitled to indemnification by Avnet, and insures Avnet's directors and officers against certain losses from claims against them in their official capacities. All duly elected directors and officers of Avnet are covered under this insurance.

EMPLOYMENT CONTRACTS

     In June 1995, Avnet entered into a second employment extension agreement with Leon Machiz (Chairman of the Board and Chief Executive Officer of Avnet) which extends Mr. Machiz's current employment agreement for an additional period of two years from July 1, 1996 to June 26, 1998 (subject to earlier termination by Mr. Machiz as described below) on substantially the same terms. The agreement provides that Mr. Machiz is to receive an annual base salary of $1,000,000 and additional compensation per year equal to $5,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) for that year on a fully-diluted basis exceed $2.00 (with a fixed amount equal to the greater of $250,000 or the average of the incentive compensation earned in the preceding two fiscal years in the event of a business combination transaction which makes it impracticable to calculate Avnet's net earnings). Such additional compensation as shown in the bonus column of the Summary Compensation Table was $660,000 in fiscal 1995 based on Avnet's fiscal 1995 earnings of $3.32 per share. The payment of this additional compensation for fiscal years 1997 and 1998 is subject to and contingent upon approval by Avnet's shareholders at the Annual Meeting (see pages 35 to 37). Mr. Machiz has the right to terminate his full-time employment if a majority of the Board of Directors of Avnet shall be elected by any single person, entity or group which owns or controls voting rights to a majority of Avnet's then outstanding stock. In addition, Mr. Machiz will be retained as a consultant and advisor to Avnet, at an annual salary of $250,000, (i) for a period of five years, if Mr. Machiz exercises his above-mentioned right to terminate his full-time employment, or (ii) for the period from June 27, 1998 to June 26, 2003, during which he is not employed full-time by Avnet. Avnet has also agreed that (i) if Mr. Machiz becomes permanently and totally disabled during the period of his full-time employment, he will be paid by Avnet for the balance of his lifetime an annual disability benefit of $350,000, and (ii) if Avnet ceases to use his services as an employee at a time when Mr. Machiz is not disabled, Avnet will pay to him for the balance of his lifetime (or to his estate in the event of his death) an annual postemployment benefit of $100,000 (in the event of his death a minimum of $1,000,000) plus certain medical and (if applicable) life insurance benefits.

     In June 1995, Avnet entered into a third amendment to its employment agreement with Roy Vallee (Vice Chairman, President and Chief Operating Officer of Avnet). The third amendment extends the employment agreement through June 26, 1998 and provides that Mr. Vallee is to receive an annual base salary of $600,000 for the remaining term of the agreement. Mr. Vallee also is to receive additional compensation per year equal to (i) $1,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) for that year on a fully-diluted basis exceed $1.00 and are less than or equal to $2.00, plus (ii) $2,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) on a fully-diluted basis for that year exceed $2.00 and are less than or equal to $3.00, plus (iii) $3,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) on a fully-diluted basis for that year exceed $3.00 and are less than or equal to $4.00, plus (iv) $4,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) on a fully-diluted basis for that year exceed $4.00 and are less than or equal to $5.00, plus (v) $5,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) on a fully-diluted basis for that year exceed $5.00. The payment of this additional compensation for fiscal years 1996 through 1998 is subject to and contingent upon approval by Avnet's shareholders at the Annual Meeting (see pages 35 to 37). In addition, pursuant to the agreement prior to its third amendment, Mr. Vallee was granted, with respect to fiscal years 1993, 1994 and 1995, three options, each to purchase 25,000 shares of Avnet Common Stock (as shown for fiscal 1995 in the Option Grants table). Each of these three options is or will be exercisable at a price of $28 per share in cumulative annual installments of 25% over the four-year period commencing on the first anniversary of the date of grant of such option. Avnet has also agreed that (i) if Mr. Vallee becomes permanently and totally disabled on or prior to June 26, 1998, he will be paid by Avnet through the earlier of the date of cessation of such disability or his death an annual disability benefit of $250,000. Avnet has the option to retain Mr. Vallee as a consultant for up to twenty-four consecutive months immediately following the termination of the contract or his employment with Avnet, during which time he will be compensated at a rate equal to the average of the base and incentive compensation earned by him during the twelve-month period immediately preceding his termination as an employee. Mr. Vallee may terminate his contract if someone other than Leon Machiz becomes Chairman and Chief Executive Officer of Avnet.

     In 1993, in connection with Avnet's acquisition of Hall-Mark Electronics Corporation, Avnet agreed to assume the employment agreement between Joseph W. Semmer and Hall-Mark Electronics Corporation dated December 31, 1992 which expires on December 31, 1996. The agreement provides that Mr. Semmer is to receive an annual base salary of $240,000 for each year of the term of the agreement. Mr. Semmer also received a cash bonus of $300,000 for the period from July 1, 1993 to July 1, 1994, additional salary and cash bonus of $247,876 for the period from July 2, 1994 to June 30, 1995 and will receive incentive compensation to be determined based on specified operating results of Avnet's North American electronic marketing group for the period from July 1, 1995 to June 28, 1996.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In accordance with the Company's By-Laws, the Executive Incentive and Compensation Committee of the Board of Directors (the "Committee") is responsible for reviewing and approving compensation of executives earning greater than $300,000 per year in total compensation. In addition, the Committee also sets the policy for, administers and determines all allocations and awards made to Avnet executives under Avnet's long-term compensation plans. All eligible Company employees, including executive officers, may participate in Avnet's long-term compensation plans. All members of the Committee are non-employee directors unaffiliated with management.

     Executive compensation consists of three (3) components -- base salary, annual incentive compensation (bonus) and long-term incentive compensation.

     The base salary of each of the Company's executive officers earning $300,000 or less per year is set annually by such officer's immediate supervisor with the approval of the Chief Executive Officer and the President. The base salaries of the Chief Executive Officer, the

President and other executives earning greater than $300,000 are determined by the Committee. Base salaries are influenced by a variety of objective and subjective factors. In particular, the Company considers the range of compensation levels for officers of other companies in the electronic distribution industry including, but not limited to, the peer group used in the performance graph appearing on page 23, and companies of similar size to Avnet in a broader range of businesses. There is no precise formula used to set base compensation, and base compensation levels may fall slightly above or below average compensation levels of other companies depending upon the management and leadership abilities, level of responsibility and performance of the particular executive.

     In addition to base salary, most executive officers receive annual incentive compensation. For most executive officers, annual incentive compensation is based on the annual net before tax income ("NBTI") objective of the business units for which such executives are responsible. For each such executive, an annual target incentive compensation is set. A numerical factor ("multiplier") is determined by dividing the executive's annual incentive target by the target NBTI of the applicable business unit. The unit's actual NBTI is then multiplied by the multiplier to yield the executive's incentive compensation. Some executives' annual target incentive compensation includes, either as an additional component or as the sole component, a fixed sum payable upon his or her achievement of one or more goals stated as Management By Objectives, or MBOs, set annually for each such executive.

     Long-term incentive compensation awards are based on the executive's performance in a particular fiscal period. The Company awards long-term incentive compensation pursuant to three shareholder-approved incentive compensation plans: the Avnet Incentive Stock Program, the 1990 Stock Option Plan, which is an incentive stock option plan, and the 1988 Stock Option Plan, which is a non-qualified stock option plan.

THE AVNET INCENTIVE STOCK PROGRAM

     The Avnet Incentive Stock Program (the "Program") was originally adopted in 1970. The basic framework of the Program provides for annual allocations of restricted shares of the Company's common stock to selected employees of the Company, including executive officers. The Committee makes allocations under the Program in recognition of operating results achieved by the Company as a whole or by particular operating groups or subdivisions in an immediate past fiscal period. Allocations under the Program vest in four annual installments, contingent upon continued employment except by reason of death and subject to acceleration in certain instances in the discretion of the Committee. The Program sets no limits on the number of shares which may be allocated to any single employee, but it is the Committee's policy that allocations to executive officers of Avnet as a group will not exceed fifty (50%) percent of the total number of shares available for allocation and/or delivery under the Program. The Program, which expires in October, 1995, will be replaced by the Avnet 1994 Incentive Stock Program (the "1994 Program") the adoption of which was approved at the 1994 Annual Meeting of Shareholders. The 1994 Program is substantially similar to the Program except that the 1994 Program provides that any executives to whose applicable remuneration section 162(m) of the Internal Revenue Code of 1986 as amended ("Section 162(m)") is likely to apply (i) must achieve performance goals fixed in advance by the Committee in order to qualify for an award under the 1994 Program and (ii) may not be awarded more than 10,000 shares with respect to any fiscal year.

STOCK OPTION PLANS

     The Committee periodically grants options under its two stock option plans to officers and employees in consideration of their contribution to the long-term success of the Company. Unlike the Incentive Stock Program, the Committee does not grant options on a regular schedule based on operating results of the Company but makes awards from time to time in its discretion based on its evaluation of accomplishments achieved by an executive or other employee. The Committee may grant options under the Company's incentive stock option plan, which mandates that grants be made at or above the fair market value of the Company's stock at the date of grant, or under the Company's non-qualified option plan, which permits the Committee to grant options discounted by as much as 50% from the fair market value of the Company's stock as of the grant date. The number of shares already held under option by the executive may be taken into account when the Committee makes an award. Pursuant to the terms of his employment agreement described on pages 17 to 18, Roy Vallee, the President and Chief Operating Officer, was granted 25,000 options in fiscal 1995 at an exercise price of $28.00, less than fair market value as of the date of grant. Otherwise, it was the Committee's policy in fiscal 1995 not to grant to executive officers options at less than fair market value as of the date of grant.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     In the last fiscal year, the compensation paid to the Company's Chief Executive Officer, Leon Machiz, was determined pursuant to an Employment Extension Agreement effective July 1, 1994 (the "First Extension Agreement") which extended his Employment Agreement (which expired on June 30, 1994) through June 30, 1996. On June 1, 1995, the Company and Mr. Machiz entered into a Second Extension Agreement (the "Second Extension Agreement"), which extended the term of Mr. Machiz's Employment Agreement from July 1, 1996 through June 26, 1998. The terms of the Employment Agreement as so extended are described in detail on pages 16 to 17.

     Under the terms of the First Extension Agreement, Mr. Machiz received in fiscal 1995 an annual base salary of $1,000,000 and additional incentive compensation of $660,000 based upon the Company's achievement of annual net earnings per share in excess of two dollars. Additionally, in fiscal 1995 Mr. Machiz was granted options covering 100,000 shares of Common Stock under the Company's 1988 Stock Option Plan and was allocated 4,000 shares of restricted stock under the Avnet Incentive Stock Program. The options are exercisable in four annual installments over four years commencing on June 1, 1996 at an exercise price of $44.50 per share, the fair market value of a share of Avnet Common Stock on the date of grant. The incentive stock vested and will vest in four equal installments in January 1995, 1996, 1997 and 1998.

     In determining the incentive compensation to be paid to Mr. Machiz in fiscal 1995, and in setting the performance goals upon which his incentive stock award with respect to fiscal 1995 would be based, the Committee considered a variety of factors including the continued expansion of the Company's business throughout Europe and its expansion into the Asian and Pacific markets. The Committee also considered the overall financial performance of the Company, including the Company's increasing earning per share, sales and net income and decreasing operating expenses as a percentage of sales. These same factors and the importance of Mr. Machiz's contributions in directing the Company's acquisition and divestiture program and integrating and consolidating the various businesses the Company has acquired throughout the world influenced the Committee's decision to enter into the Second Extension Agreement and to establish the terms for the award of incentive compensation under the Second Extension Agreement which are described on pages 35-37 and which are subject to approval by the shareholders at the 1995 Annual Meeting.

Additionally, the Committee took into consideration Mr. Machiz's existing compensation arrangements under the First Extension Agreement in setting the compensation under the Second Extension Agreement. No relative weights were given to the foregoing factors considered by the Committee.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     As a matter of policy, the Company has determined not to enter into any compensation arrangement with any of its executive officers which fails to qualify for deductibility under Section 162(m), and in that connection the shareholders are being asked to approve incentive compensation plans for Mr. Machiz and Mr. Vallee at the 1995 Annual Meeting.

        Joseph F. Caligiuri, Chairman    Frederic Salerno
        Gerald Berkman                   Frederick Wood
        Salvatore J. Nuzzo

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

     The following graph compares the performance of Avnet Common Stock on a cumulative total return basis for the periods indicated with the performance of the Standard & Poor's Composite-500 Stock Index and a group consisting of Avnet's peer companies in the electronic distribution industry. The companies comprising the peer group are Arrow Electronics, Inc., Bell Industries, Inc., Premier Industrial Corp. and Wyle Laboratories. Anthem Electronics, formerly included in the peer group and which was acquired by Arrow Electronics during Avnet's 1995 fiscal year, is no longer a publicly reporting company and therefore was eliminated from the peer group. The graph assumes $100 was invested on June 30, 1990 in Avnet, the S&P 500 and the peer group, that all dividends were reinvested and that the peer group was weighted on a stock market capitalization basis at the beginning of the period of each reported data point.



                6/30/90         6/30/91         6/30/92         6/30/93         7/1/94          6/30/95         9/30/95
                -------         -------         -------         -------         ------          -------         -------


AVENT, INC.         100             99             101             126             120             185             197
PEER GROUP          100            107             131             188             155             203             226
S&P 500             100            107             122             138             140             177             183



* $100 invested on 6/30/90 in stock or index -- including reinvestment of dividends.

RELATED PARTY TRANSACTIONS

     During fiscal 1994, The Dreyfus Trust Company was appointed to act as Trustee of the Avnet 401(k) Plan (the "401(k) Plan"). The 401(k) Plan's funds are invested in six Dreyfus mutual funds and the Avnet Company Stock Fund. As of August 31, 1995, the 401(k) Plan had an aggregate market value of approximately $55,300,000 in the funds. Howard Stein, a director of Avnet, is Chairman of the Board and Chief Executive Officer of The Dreyfus Corporation, of which The Dreyfus Trust Company is a subsidiary, and an officer and/or director of other affiliated Dreyfus companies and Dreyfus mutual funds. Ehud Houminer, a director of Avnet, is director of various Dreyfus mutual funds including the Dreyfus New Leaders Fund, Inc., one of the Dreyfus funds available to participants in the 401(k) Plan. The 401(k) Plan's investment in the funds is on terms and at a rate of return no less favorable than those made available to other participants in the funds and is not afforded preferential terms or rates on the investments managed by the Dreyfus Trust Company.

                    PROPOSAL TO APPROVE AND ADOPT THE AVNET
                             1995 STOCK OPTION PLAN

     One of the purposes of the Annual Meeting is to consider and take action with respect to the approval and adoption of the 1995 Stock Option Plan (the "1995 Plan"). The 1995 Plan will supplement, eventually replace, and be similar in most respects to Avnet's 1988 Stock Option Plan, which had 70,857 reserved shares available for additional grants thereunder at June 30, 1995, and which expires by its terms on December 31, 1998.

     On the basis of its experience with Avnet's prior stock option plans, the Board of Directors believes that the capacity to grant stock options assists in attracting high caliber personnel to Avnet and in inducing such personnel to remain in Avnet's employ by virtue of the additional incentive to promote Avnet's success which results from the possession of options to purchase shares of Avnet's Common Stock. The Board has adopted the 1995 Plan and is requesting shareholder approval thereof so that Avnet may continue to have the flexibility to grant either or both "non-qualified" stock options, under the proposed 1995 Plan, and tax-advantaged "incentive stock options", under Avnet's 1990 Stock Option Plan, to regular full-time employees of Avnet or its subsidiaries for whom the additional incentive and potential reward afforded by stock options are from time to time deemed appropriate.

The 1995 Plan also gives the Company the ability to grant stock options to (i) persons under consideration for employment by Avnet or its subsidiaries or persons employed by companies whose businesses Avnet may hereafter acquire and
(ii) persons employed or retained by Avnet or any of its subsidiaries to render services as a consultant or advisor other than services in connection with the offer or sale of securities in a capital-raising transaction. It is estimated that there are currently about 9,000 employees who may be considered for the grant of options under the 1995 Plan.

     The material features of the 1995 Plan are as follows:

      1. A total of 1,000,000 shares of Avnet's Common Stock ("Common Stock") will be available for the grant of options under the 1995 Plan.

      2. Options granted can cover no more than 150,000 shares of Common Stock per person per calendar year.

      3. Both the aggregate number of shares covered by the 1995 Plan and the number of shares covered by individual options will be appropriately adjusted in the event of stock dividends, recapitalization of the Common Stock, split-ups or combinations of shares, or like capital adjustments.

      4. The shares delivered upon exercise of options under the 1995 Plan may be authorized and unissued shares of Common Stock or shares held in Avnet's treasury.

      5. The 1995 Plan will be administered by a committee (the "Committee") appointed by Avnet's Board of Directors and composed of three or more non-employee directors, none of whom will be eligible for grants under the 1995 Plan. The Committee will have full authority to make grants of options and stock appreciation rights under the 1995 Plan, to construe the 1995 Plan, to prescribe and amend rules and regulations relating thereto, and to make all other determinations in the administration thereof.

      6. The purchase price per share of Common Stock upon the exercise of each option granted under the 1995 Plan will be at least 85% of the Fair Market Value per share of the Common Stock on the date such option is granted. The "Fair Market Value" of the Common Stock on any date will be the mean between the high and the low sales prices, as reported for New York Stock Exchange composite transactions, at which shares of Common Stock have been sold on such date or, if such date is not a trading date, on the next preceding date for which trading is so reported. On October 6, 1995, the high and the low sales prices of a share of Common Stock for New York Stock Exchange composite transactions were $50.125 and $48.750. The purchase price is to be paid in full in cash or, in the discretion of the Committee, through the delivery of other shares of the Common Stock with a Fair Market Value equal to the total purchase price, or by a combination of cash and shares. Options granted at less than Fair Market Value on the date of grant may only be granted in lieu of other compensation.

      7. Each option granted under the 1995 Plan will not be exercisable until the first anniversary of the date of grant thereof, thereafter will become exercisable with respect to 25% of the number of shares subject to such option, and upon each succeeding anniversary of the date of grant will become exercisable on a cumulative basis with respect to an additional 25% of the number of shares subject thereto; provided that, in the event of a tender offer by any person, firm or corporation other than Avnet for 50% or more of Avnet's then outstanding Common Stock, the Committee will have authority to accelerate exercisability of any or all options held by optionees then in Avnet's employ so that such options will immediately become exercisable in full and will remain exercisable in full until expiration, termination or withdrawal of such tender offer. To the extent that options granted under the 1995 Plan become exercisable, they may be exercised in whole at any time or in part from time to time prior to surrender, expiration or other termination of such options (or prior to cessation of exercisability thereof in connection with a tender offer, as set forth above).

      8. Each option granted under the 1995 Plan will expire and cease to be exercisable after the day prior to the tenth anniversary of the date of grant thereof.

      9. In the event that any optionee ceases to be employed by Avnet or one of its subsidiaries for any reason other than death, disability, retirement or other reasons determined by the Committee in its sole discretion, all options theretofore granted to such optionee will terminate and cease to be exercisable. If any optionee's employment ceases due to disability, retirement or other reasons determined by the

         Committee in its sole discretion, all options to the extent then exercisable by such optionee will remain exercisable for a period expiring on the earlier of (a) the day that is three months after the date of such cessation of employment and (b) the expiration date of the option (see 8 above).

     10. Options will not be assignable or transferable except that, in the event of the death of an optionee while in the employ of Avnet or one of its subsidiaries, any option, to the extent then exercisable by such optionee, will remain exercisable by such optionee's legal representative within the period expiring on the earlier of (a) the day that is one year after the date of the optionee's death, and (b) the expiration date of the option (see 8 above).

     11. Shares subject to an option terminated under the provisions of the 1995 Plan or otherwise (except as to terminations resulting from exercise of stock appreciation rights described below) may again be available for future grants of options under the 1995 Plan.

     12. The 1995 Plan will terminate on August 31, 2005 (except as to options then outstanding thereunder), but may be terminated by the Board of Directors at any prior time.

     13. The Board of Directors of Avnet may amend any and all provisions of the 1995 Plan except that the affirmative vote of the holders of a majority of the outstanding shares of Common Stock would be required for any amendment affecting the composition and functioning of the Committee, increasing the aggregate number of shares which may be delivered under the 1995 Plan, decreasing the minimum exercise price per share, or extending the period during which options will be exercisable, or the termination date of the 1995 Plan.

     Avnet will make no charge to income upon the granting or exercise of options under the 1995 Plan, except that, with respect to any option bearing an exercise price per share which is less than the Fair Market Value per share of Common Stock on the particular date of grant, Avnet will record as deferred compensation expense the amount of the difference between the aggregate exercise price of such option and the aggregate Fair Market Value of the shares subject thereto at the date of grant. Such deferred compensation expense will be amortized over the four-year period following the grant of such option (the period during which the services of the particular optionee are expected to be rendered).

     The 1995 Plan provides that any or all options granted thereunder may, in the discretion of the Committee, be accompanied by stock appreciation rights. Stock appreciation rights may not, however, be granted except in tandem with an option simultaneously or previously granted under the 1995 Plan.

     Stock appreciation rights will be exercisable at such times, and subject to such conditions, as the Committee may prescribe at the time of granting such rights, provided that a stock appreciation right cannot be exercisable at any time to the extent that the related option is itself exercisable. The exercise of stock appreciation rights must to be accompanied by the surrender of the related option. Upon exercise of a stock appreciation right, the holder of such right will be entitled to receive shares of Common Stock or cash or a combination of shares of Common Stock and cash having a Fair Market Value at the date of exercise equal to the difference between (i) the aggregate exercise price of the portion of the related option which is being surrendered, and (ii) the Fair Market Value of the shares of Common Stock for which the stock appreciation right is being exercised.

     The Committee will have authority at any time to amend, suspend or terminate any stock appreciation right previously granted.

     The grant of stock appreciation rights will require an expense accrual by Avnet in each fiscal year for appreciation on the rights which it is anticipated will be exercised and will result in a surrender of related options. The amount of such accrual will be dependent upon the extent to which stock appreciation rights are granted and upon the amounts, if any, by which the Fair Market Value of the Common Stock from time to time exceeds the exercise prices provided for in related options.

     The Committee has granted, effective as of the date of shareholder approval, 28 options under the 1995 Plan to purchase an aggregate of 170,500 shares of Common Stock. All such grants which have an exercise price of 100% of Fair Market Value as of the date of grant are conditional upon the approval of the 1995 Plan by the shareholders, which approval will constitute ratification by the shareholders of such grants. The following table sets forth information with respect to such conditional option grants:

                                                             NUMBER OF SHARES
                       NAME OF OPTIONEE                        UNDER OPTION
    -------------------------------------------------------  ----------------
    Steven C. Church.......................................        10,000
    Joseph Semmer..........................................         7,500
    All executive officers as a group (19 persons).........       100,000
    All other employees as a group.........................        70,500

     Provided that the 1995 Plan is approved by shareholders, each of the foregoing options will become exercisable in four equal cumulative installments, of which the first shall become exercisable one year after the date of grant and the remaining three shall become exercisable on the three succeeding anniversary dates thereof. On October 6, 1995, the closing price of a share of Common Stock on the New York Stock Exchange composite transactions was $48.75.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1995 PLAN

     No federal income tax will become payable by an optionee as a result of the granting of an option under the 1995 Plan or as a result of its having become exercisable in part or in whole. Upon exercise of such option, the optionee will recognize income, taxable at ordinary income rates, in an amount equal to the difference between the exercise price of such option and the fair market value of the shares acquired thereby at the date of such exercise.

     No federal income tax will become payable by an optionee as a result of the granting of a stock appreciation right under the 1995 Plan or as a result of its having become exercisable in part or in whole. Upon exercise of such right, the optionee will recognize ordinary income, taxable at ordinary income tax rates, in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares received by such optionee as a result of such exercise.

     Upon the subsequent sale of shares received either upon exercise of an option or a stock appreciation right, capital gains taxes will be payable, at the rates applicable to the particular employee, on any amount received by such employee in excess of the amount paid by the employee for such shares, if any, plus the amount recognized by such employee as ordinary income as above set forth, or such employee will be entitled to claim a capital loss on any loss sustained as a result of such sale. The holding period relating to short-term and long-term capital gain or loss on shares acquired under the 1995 Plan will begin to run on the date of exercise (i.e., the date on which all exercise requirements under the 1995 Plan have been fulfilled) of the relevant option or stock appreciation right.

     Avnet will be entitled to no federal income tax deduction in connection with the granting of options and stock appreciation rights under the 1995 Plan, but Avnet will be entitled to deductions at the times and in the amounts of recognition of ordinary income by optionees (as set forth above).

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date is required for adoption of the 1995 Plan. Thus, shareholders who do not vote or who vote to abstain will in effect be voting against adoption. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the Annual Meeting, provided that this Proxy Statement is transmitted to the beneficial owners at least fifteen (15) days before the Annual Meeting.

                                 * * * * * * *

     Copies of the 1995 Plan are not being submitted with this Proxy Statement but will be furnished to any shareholder upon written request made to the Corporate Secretary of Avnet at the address shown on the first page of this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1995 STOCK OPTION PLAN.

                                 * * * * * * *

                PROPOSAL TO APPROVE AND ADOPT THE AVNET EMPLOYEE
                              STOCK PURCHASE PLAN

     One of the purposes of the Annual Meeting is to consider and take action with respect to adoption of the Avnet Employee Stock Purchase Plan (the "Stock Purchase Plan" or the "Plan"). The Stock Purchase Plan became effective on October 1, 1995, subject to shareholder approval. The Board of Directors is requesting shareholder approval thereof. The Board of Directors believes that the Stock Purchase Plan will advance the interests of Avnet and its shareholders by providing employees of Avnet and its subsidiaries with an opportunity to acquire an ownership interest in Avnet through the purchase of shares of its Common Stock on favorable terms through payroll deductions, thereby assisting in attracting high caliber personnel to Avnet and in retaining and motivating its employees.

     Subject to the limitations imposed by Section 423 of the Internal Revenue Code of 1986, as amended ("Section 423"), any employee of Avnet and certain of its subsidiaries, as designated by the Committee administering the Plan, who has attained age 18 and who is customarily employed at least 20 hours per week is eligible to participate in the Plan. It is estimated that there are currently about 9,000 employees who are or will be eligible to participate in the Stock Purchase Plan.

     The material features of the Stock Purchase Plan are as follows:

     1. A total of 500,000 shares of Common Stock are reserved for sale under the Plan subject to adjustment as provided in the Plan. The shares to be sold to Participants under the Plan may be, at the election of Avnet, either treasury shares or shares authorized but unissued and may be derived from shares of Common Stock purchased by Avnet.

     2. Options to purchase shares of Common Stock will be offered to each eligible employee who participates in the Stock Purchase Plan (a "Participant") through a continuous series of offerings (each, an "Offering"), each beginning on the first business day of the month (the "Offering Date") and terminating on the last business day of the month corresponding to the Offering Date (the "Termination Date"). On each Offering Date, each Participant in the Plan is granted, by operation of the Plan, an option (an "Option") to purchase as many shares of Common Stock, including fractional shares (up to a maximum of 500 shares), as can be purchased with payroll deductions credited to the Participant's account during the Offering.

     3. No eligible employee will be permitted to purchase shares of Common Stock under the Stock Purchase Plan or any other Section 423 employee stock purchase plans which Avnet or any of its subsidiaries may adopt in the future having an aggregate "Fair Market Value" (determined for each share on its Offering Date) in excess of $25,000 in any calendar year. The Fair Market Value of the Common Stock on any date will be the closing price of Common Stock for New York Stock Exchange composite transactions on such date. Additionally, each Participant's payroll deduction may not exceed the lesser of a percentage of his or her compensation as set by the Committee from time to time or $21,250 per calendar year.

     4. The purchase price of the shares offered in a given Offering is the lesser of (i) 85% of the Fair Market Value of one share of Common Stock on the Offering Date or (ii) 85% of the Fair Market Value of a share of Common Stock on the Termination Date.

     5. A Participant may withdraw from the Plan prior to the end of the business day on the Termination Date of any Offering. No Participant will have any interest in any Common Stock subject to an Option until the Option has been exercised and at such point the interest will be strictly that of a purchaser of Common Stock. Upon termination or notice of termination of a Participant's employment for any reason, any payroll deductions authorized by the Participant will cease immediately. Thereafter, any payroll deductions that were previously accumulated in the Participant's account prior to termination or notice of termination will be applied toward the exercise of the Option then outstanding unless the Participant withdraws from the Plan as provided above.

     6. Neither payroll deductions credited to a Participant's account nor any rights in relation to the exercise of an Option or the receipt of shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of except that, in the event of the death of a Participant while cash or Common Stock is held for his or her account under the Plan, such shares of Common Stock and/or cash will be delivered to the Participant's executor or administrator or if no such executor or administrator has been appointed, Avnet, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to Avnet, then to such other person as Avnet may designate.

     7. The Stock Purchase Plan is currently administered by the Employee Stock Purchase Plan Committee (the "Committee"). Members of the Committee are appointed from time to time by the Board of Directors, serve at the pleasure of the Board, and may resign at any time upon written notice to the Board. The Committee has full power to administer the Plan including the power to (i) adopt and apply such rules and regulations as the Committee deems necessary or proper for the administration of the Plan,
        (ii) limit the amount of payroll deductions, and (iii) interpret the Plan and decide all questions concerning the Plan. The Committee may at any time amend the Plan to the extent it deems necessary or appropriate in light of, and consistent with, Section 423; provided that any amendment that either changes the composition, function or duties of the Committee or modifies the terms and conditions pursuant to which Options are granted under the Stock Purchase Plan must be approved by the Board.

     8. The Board of Directors may amend any and all provisions of the Stock Purchase Plan except that no amendment adopted by either the Committee or the Board shall be effective, without approval of the shareholders of the Company, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 or
        Section 423 of the Code. The Board may terminate the Plan or the granting of Options under the Plan at any time except that the Board cannot modify, cancel or amend any outstanding Option granted before such termination unless the affected Participant consents in writing. The Stock Purchase Plan shall terminate automatically if it is not approved by the shareholders on or prior to September 30, 1996.

FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK PURCHASE PLAN

     The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423. If the Stock Purchase Plan so qualifies, a Participant will generally not recognize any income for federal income tax purposes either on the grant of an Option or upon the issuance of any shares of Common Stock under the Stock Purchase Plan.

     If a Participant disposes of shares acquired under the Stock Purchase Plan (other than a transfer by reason of death) within a period of two years from the Offering Date of the Offering in which the shares were acquired, an amount (not less than zero) equal to the fair market value of each share on the Termination Date minus the Option Price will be treated as ordinary income for federal income tax purposes in the taxable year in which the disposition takes place. The amount realized upon such disposition of a share minus the fair market value of such share on the Termination Date will constitute long-term capital gain or loss if the disposition occurs more than one year after the Termination Date and short-term capital gain or loss if the disposition occurs one year or less after the Termination Date.

     If a Participant disposes of any shares acquired under the Stock Purchase Plan more than two years after the Offering Date of the Offering in which such shares were acquired (or if no disposition has occurred by the time of the Participant's death) an amount (not less than zero) equal to the lesser of (a) the fair market value of the shares at the time of disposition (or death) minus the Option Price, or (b) the fair market value of the shares on the Offering Date of the Offering in which the shares were acquired minus the Option Price will be recognized as ordinary income and may be subject to wage withholding. The amount realized upon such disposition of a share minus the Option Price (adjusted to reflect any income recognized as described in the preceding sentence) will constitute long-term capital gain or loss. With respect to a transfer of such shares upon death, any remaining gain or loss will not be recognized. However, a subsequent sale or exchange of such shares by a Participant's estate or the person receiving such shares by reason of the Participant's death may result in capital gain or loss.

     No income tax deduction ordinarily is allowed to Avnet with respect to the grant of any Option, the issuance of any shares of Common Stock under the Stock Purchase Plan or the disposition of any shares acquired under the Stock Purchase Plan and held for two years. However, if a Participant disposes of shares purchased under the Stock Purchase Plan within two years after the Offering Date of the Offering in which the shares were acquired, Avnet will receive an income tax deduction in the year of such disposition in an amount equal to the amount constituting ordinary income to the Participant.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date is required for adoption of the Stock Purchase Plan. Thus, shareholders who do not vote or who vote to abstain will in effect be voting against adoption. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the Annual Meeting, provided that this Proxy Statement is transmitted to the beneficial owners at least fifteen (15) days before the Annual Meeting.

                                 * * * * * * *

     Copies of the Stock Purchase Plan are not being submitted with this Proxy Statement but will be furnished to any shareholder upon written request made to the Corporate Secretary of Avnet at the address shown on the first page of this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AVNET EMPLOYEE STOCK PURCHASE PLAN.

                                 * * * * * * *

                      PROPOSAL TO APPROVE ANNUAL INCENTIVE
                   COMPENSATION TERMS FOR CERTAIN EXECUTIVES

     The shareholders are being asked to approve the annual cash incentive compensation terms for Leon Machiz, Chairman of the Board and Chief Executive Officer, with respect to fiscal years 1997 and 1998, and Roy Vallee, Vice Chairman of the Board, President and Chief Operating Officer with respect to fiscal years 1996 through 1998, as set forth in the employment agreements the Company has entered into with Messrs. Machiz and Vallee described on pages 16 to
18. As indicated in the Compensation Committee Report on Executive Compensation, under Section 162(m) of the Internal Revenue Code of 1986, compensation in excess of one million dollars for any taxable year and paid to a person named in the Summary Compensation Table who was employed by the Company on the last day of the taxable year will not be deductible by the Company unless such compensation qualifies as performance-based. If approved by the shareholders, the cash incentive compensation payable pursuant to these employment agreements will qualify as performance-based for purposes of exemption from the limitations of Section 162(m). The requirements of Section 162(m) have already been satisfied with respect to stock options and incentive stock awarded and to be awarded to Messrs. Machiz and Vallee under the plans described on pages 19 and 20.

PERFORMANCE CRITERIA

     As described in detail on pages 16 to 18, the employment agreements provide for the payment to Mr. Machiz and Mr. Vallee of cash incentive compensation in fixed dollar amounts based on annual earnings per share in accordance with different formulas prescribed for each of them. The performance criteria are substantially the same as the criteria pursuant to which each of Mr. Machiz and Mr. Vallee earned incentive compensation in fiscal years 1994-1995 and 1993-1995, respectively, and pursuant to which Mr. Machiz would be entitled to receive incentive compensation in respect of fiscal year 1996.

     It should be noted that while the Compensation Committee's intent is to prevent Section 162(m) from limiting the deductibility of Messrs. Machiz and Vallee's incentive compensation, final regulations and guidance for Section 162(m) have not been adopted by the Internal Revenue Service. For this reason, and because of possible unforeseen future events, it is impossible to be certain that all such compensation paid by the Company to Messrs. Machiz and Vallee will be tax deductible by the Company.

HYPOTHETICAL PAYMENTS BASED ON 1995 RESULTS

     Since payments in respect of fiscal years 1996 through 1998 will be based on Avnet's earnings per share for each of those years, incentive compensation to be paid in the future to these executives cannot be determined at this time. Cash incentive compensation actually paid to each of these executives for Avnet's last three fiscal years is set forth under the heading "Bonus" in the Summary Compensation Table. Pursuant to the cash incentive compensation terms described herein, (i) Mr. Machiz's cash incentive compensation for fiscal 1995 would have been the same as is reported in the Summary Compensation Table and (ii) Mr. Vallee's cash incentive compensation for fiscal 1995, when the Company's net earnings per share on a fully diluted basis were $3.32 per share, would have been $396,000 instead of the $364,000 reported in the Summary Compensation Table. The cash incentive compensation earned by Mr. Machiz in fiscal 1995 and which may be earned in fiscal 1996 in excess of $1,000,000 was not and will not be subject to the limitations of Section 162(m) because payment of this compensation was and will be deferred.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock entitled to vote is required for adoption of the incentive compensation terms for these executives. Thus, shareholders who do not vote will not affect the outcome of the vote, while shareholders who vote to abstain will in effect be voting against adoption. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the Annual Meeting, provided that this Proxy Statement is transmitted to the beneficial owners at least fifteen (15) days before the Annual Meeting. It is the intention of the persons named in the enclosed form of proxy to vote such proxy (unless otherwise directed by the shareholder executing such proxy) for the adoption of the incentive compensation terms.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CASH INCENTIVE COMPENSATION TERMS FOR THESE EXECUTIVES.

                   INFORMATION AS TO ACCOUNTING AND AUDITING

     One of the purposes of the Annual Meeting is to consider and take action with respect to ratification of the appointment by Avnet's Board of Directors of Arthur Andersen LLP (formerly Arthur Andersen & Co.) as independent public accountants to audit the books of Avnet for the fiscal year ending June 28, 1996. Arthur Andersen LLP has been regularly employed by Avnet since January 2, 1991 to examine its books and accounts and for other purposes.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. Such representatives are expected to be available to respond to appropriate questions from shareholders.

                              SHAREHOLDER PROPOSAL

     Mr. William Steiner, 4 Radcliffe Drive, Great Neck, NY 11021, the holder of 400 shares of Avnet Common Stock has stated that he intends to present the following proposal at the Annual Meeting. The proposal and supporting statement are quoted below. The Board of Directors does not support this proposal for the reasons given below.

NON-EMPLOYEE RETIREMENT PLANS RESOLUTION

     "RESOLVED, that the shareholders assembled in person and by proxy, recommend (i) that all future non-employee directors not be granted pension benefits and (ii) current non-employee directors voluntarily relinquish their pension benefits."

SUPPORTING STATEMENT

     Aside from the usual reasons, presented in the past, regarding "double dipping", that is outside (non-employee) directors who are in almost all cases amply rewarded with their pension at their primary place of employment, and in many instances serving as outside pensioned directors with other companies, there are other more cogent reasons that render this policy as unacceptable.

     Traditionally, pensions have been granted in both the private and public sectors for long term service. The service component usually represents a significant number of hours per week. The practice of offering pensions for consultants is a rarity. Outside directors' service could logically fit the definition of consultants and pensions for this type of service is an abuse of the term.

     But more importantly, outside directors, although retained by corporate management, namely the C.E.O., are in reality representative of shareholders. Their purpose is to serve as an impartial group to which management is accountable. Although outside directors are certainly entitled to compensation for their time and expertise, pensions have the pernicious effect of compromising their impartiality. In essence, pensions are management's grants to outside directors to insure their unquestioning loyalty and acquiescence to whatever policy management initiates, and at times, serving their own self interests. Thus, pensions become another device to enhance and entrench management's controls over corporate policies while being accountable only to themselves. I am a founding member of the Investors Rights Association of America and I feel this practice perpetuates a culture of corporate management "cronyism" that can easily be at odds with shareholder and company interest.

     A final note in rebuttal to management's contention that many companies offer their outside directors pensions, so they can attract and retain persons of the highest quality. Since there are also companies that do not offer their outside directors pensions, can management demonstrate that those companies that offer pensions have a better performance record then their non-pensioned peers? In addition, do we have any evidence of a significant improvement in corporate profitability with the advent of pensions for outside directors?

     I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION.

                                 * * * * * * *

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     It is in the best interests of Avnet and its shareholders to attract exceptional individuals who are recognized for their knowledge, experience and ability to serve as directors on Avnet's Board. To do this, Avnet must provide a fair and competitive total compensation package. Outside director compensation may be paid in a variety of forms, and Avnet has elected to pay a portion of its outside director compensation in retirement benefits. When total compensation of outside directors is considered, Avnet's benefits are consistent with leading companies in our industry. Management believes the retirement plan for outside directors is fair and appropriate in light of the obligations and responsibilities of corporate directors and total outside director compensation in our industry.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the votes cast on the shareholder proposal will be required for its adoption. Thus, shareholders who do not vote will not affect the outcome of the vote, while shareholders who vote to abstain will in effect be voting against adoption. Brokers who hold shares of Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners. Votes which are not cast for this reason ("broker non-votes") will not affect the outcome of the vote. It is the intention of the persons named in the enclosed form of proxy to vote such proxy (unless otherwise directed by the shareholder executing such proxy) against the shareholder proposal.

                                    GENERAL

     Avnet's Annual Report to its Shareholders for the fiscal year ended June 30, 1995, including financial statements, was mailed commencing on September 29, 1995 to shareholders of record on September 26, 1995 and subsequently to persons who became shareholders of record up to and including the October 6, 1995 record date of the Annual Meeting.

     As of the date of this proxy statement, the Board of Directors does not know of any other matter which will come before the Annual Meeting. In the event that any other matter properly comes before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote all proxies in accordance with their judgment on such matters.

     All shares represented by a valid proxy received by Avnet prior to the Annual Meeting will be voted in accordance with the directions of the shareholder executing such proxy. If no directions are given, such proxy will be voted for the election as directors of the thirteen persons named above and, in favor of ratification of the appointment of Arthur Andersen LLP as independent public accountants of Avnet for the current fiscal year, in favor of the 1995 Avnet Stock Option Plan, in favor of the Avnet Employee Stock Purchase Plan, in favor of the incentive compensation terms for certain executives, and against the shareholder proposal submitted for action.

     The cost of soliciting proxies relating to the Annual Meeting will be borne by Avnet. Directors, officers and regular employees of Avnet may solicit proxies by telephone or personal interview without being specially compensated therefor. Georgeson & Company, Inc. has been engaged by Avnet to solicit proxies relating to the Annual Meeting, by telephone and mail, from holders of shares of Avnet's capital stock and to perform certain other procedures relating to the solicitation of proxies. The cost of the services to be performed by Georgeson & Company, Inc. is approximately $7,500 plus out-of-pocket expenses estimated at approximately $5,000. In addition, Avnet will, upon request, reimburse brokers, dealers, banks and other nominee shareholders for their reasonable expenses for mailing copies of this proxy statement, the form of proxy and the Notice of the Annual Meeting, to the beneficial owners of such shares.

                              1996 ANNUAL MEETING

     Each year, Avnet's Board of Directors confirms the date, in November or December, selected for the next Annual Meeting of Shareholders pursuant to
Section 4 of Avnet's By-Laws. While it is, of course, too early to have selected the date for the 1996 Annual Meeting, any shareholder who decides to present a proposal for action at the 1996 Annual Meeting should take note that his or her proposal must be received by Avnet on or before 5:00 PM on June 17, 1996, in order to be considered for inclusion in Avnet's Proxy Statement and form of Proxy relating to the 1996 Annual Meeting.

     AVNET WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1995, TO EACH SHAREHOLDER WITHOUT CHARGE (OTHER THAN A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) UPON WRITTEN REQUEST TO: AVNET, INC., 80 CUTTER MILL ROAD, GREAT NECK, NEW YORK 11021 ATTENTION: RAYMOND SADOWSKI, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER.

                                                 AVNET, INC.

                                                 SYLVESTER D. HERLIHY
                                                 Secretary

Dated: October 13, 1995

                   PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW

                  AVNET, INC. -- PROXY FOR 1995 ANNUAL MEETING

                      SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned shareholder of AVNET, INC. (the "Company") hereby constitutes and appoints Leon Machiz and Raymond Sadowski, or either of them, as proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock of the Company standing in his or her name on the books of the Company at the Annual Meeting of Shareholders to be held at The Garden City Hotel, 45 Seventh Street, Garden City, NY on November 15, 1995, at 10:30 A.M., E.S.T. or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse side.

        The undersigned hereby instructs the said proxies (i) to vote in accordance with the instructions indicated on the reverse side with respect to the election of directors, the approval and adoption of the proposed 1995 Avnet Stock Option Plan, the approval and adoption of the Avnet Employee Stock Purchase Plan, the approval of Incentive Compensation Terms for certain executives, the ratification of the appointment of independent public accountants and to take action on a shareholder proposal, but, if no designation is made on the reverse side, to vote for the election of thirteen directors, for the proposed 1995 Avnet Stock Option Plan, for the Avnet Employee Stock Purchase Plan, for Incentive Compensation Terms for certain executives, for ratification of such appointment and against the shareholder proposal, and (ii) to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting.

        The undersigned hereby acknowledges receipt of the Notice and Proxy Statement dated October 13, 1995 relating to the Annual Meeting of Shareholders to be held November 15, 1995.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(a) ELECTION of 13 DIRECTORS to serve for the ensuing year: E. Baum, G.J. Berkman, J.F. Caligiuri, S.D. Herlihy, E. Houminer, L. Machiz, S.J. Nuzzo,
    F. Salerno, D. Shaw, H. Stein, R. Vallee, K. Williams and F.S. Wood.

FOR ALL NOMINEES LISTED ABOVE (EXCEPT AS LISTED TO THE CONTRARY)  /  /

WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE  /  /

INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
_________________________________________________________________________

(b) APPROVAL AND ADOPTION OF 1995 AVNET STOCK OPTION PLAN
        FOR  /  /         AGAINST  /  /           ABSTAIN  /  /

(c) APPROVAL AND ADOPTION OF AVNET EMPLOYEE STOCK PURCHASE PLAN
        FOR  /  /         AGAINST  /  /           ABSTAIN  /  /

(d) APPROVAL OF INCENTIVE COMPENSATION TERMS FOR CERTAIN EXECUTIVES
        FOR  /  /         AGAINST  /  /           ABSTAIN  /  /

(e) RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP as independent public accountants.
        FOR  /  /         AGAINST  /  /           ABSTAIN  /  /

(f) ACTION ON SHAREHOLDER PROPOSAL
        FOR  /  /         AGAINST  /  /           ABSTAIN  /  /

(g) Transactions of such other business as may properly come before the Meeting or any adjournment(s) thereof.

Signature should correspond with the stenciled name appearing hereon. When signing in a fiduciary or representative capacity, give full title as such. When more than one owner, each should sign.

Dated:_____________________________________________________________, 1995

___________________________________________________________________ (L.S.)

___________________________________________________________________ (L.S.)

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.   /  /

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

                                  AVNET, INC.

                             1995 STOCK OPTION PLAN

                                   ARTICLE I

                              PURPOSE OF THE PLAN

     The 1995 Stock Option Plan (the "Plan") is intended to advance the interests of the Company by assisting Avnet and its Subsidiaries in attracting high caliber personnel and in inducing such personnel to remain in their employ, by virtue of the additional incentive to promote the Company's success which results from the possession of options to purchase shares of Avnet's Common Stock.

                                   ARTICLE II

                                  DEFINITIONS

     The following words and phrases used herein shall, unless the context otherwise indicates, have the following meanings:

     1. "Avnet" shall mean Avnet, Inc.

     2. "Board of Directors" and "Director" shall mean, respectively, the Board of Directors of Avnet and any member thereof.

     3. "Committee" shall mean a committee charged with administering this Plan, which Committee shall be appointed by the Board of Directors, shall consist of three or more non-employee Directors, none of whom is eligible to be granted Options or Stock Appreciation Rights under this Plan, shall have authority to grant Options and Stock Appreciation Rights hereunder on such terms and subject to such conditions (not inconsistent with the terms of this Plan) as such Committee shall determine, and shall have full authority to construe this Plan, to prescribe and amend rules and regulations relating hereto, and to make all other determinations in the administration hereof.

     4. "Company" shall mean Avnet and all its Subsidiaries.

     5. "Eligible Employees" shall mean any regular full-time employee of Avnet or of any of its Subsidiaries (including any Director who is also such a regular full-time employee), and may include, in appropriate circumstances relating to the granting of Options and Stock Appreciation Rights hereunder, any person who is under consideration for employment by the Company and any person employed by a business which is then to be acquired by Avnet. The term "Eligible Employees" shall also include any person employed or retained by Avnet or any of its Subsidiaries to render services as a consultant or advisor other than services in connection with the offer or sale of securities in a capital-raising transaction.

     6. "Fair Market Value" when used with respect to a particular date, shall mean the average of the high and low sale prices (as reported for New York Stock Exchange Composite Transactions) at which shares of the Stock shall have been sold on such date or, if such date is a date for which no trading is so reported, on the next preceding date for which trading is so reported.

     7. "Option" shall mean any option granted or held pursuant to the provisions of this Plan.

     8. "Option Agreement" shall mean the agreement evidencing any Option hereunder, including any addendum thereto relating to Stock Appreciation Rights, which agreement may be in any form prescribed or accepted by the Committee therefor.

     9. "Optionee" shall mean any person who at the time in question holds any Option which then remains unexercised in whole or in part, has not been surrendered for complete termination and has not expired or terminated, and shall include any Successor Optionee.

     10. "Plan" shall mean this stock option plan.

     11. "Stock" shall, subject to the anti-dilution provisions set forth in
Article VIII hereof, mean the Common Stock of Avnet, as presently constituted.

     12. "Stock Appreciation Right" or "SAR" shall mean any right granted under this Plan which entitles an Optionee to receive (a) shares of Stock having a Fair Market Value at the date of exercise of such SAR, or (b) cash in the amount of such Fair Market Value, or (c) a combination of shares of Stock and cash equal in the aggregate to such Fair Market Value, equivalent to all or part of the difference between the aggregate exercise price of the portion of the related Option which is being surrendered for termination and the Fair Market Value at such date of the shares of Stock for which such SAR is being exercised. A SAR may be granted by the Committee with respect to any Option simultaneously or previously granted under this Plan and, when granted, may be granted by the Committee upon such terms and subject to such conditions as the Committee may in its discretion prescribe or approve; provided that a SAR shall only be exercisable by the Optionee to whom such SAR was initially granted, shall only be exercisable during the period when Optionee is an Eligible Employee and shall not be exercisable by a Successor Optionee.

     13. "Subsidiary" shall mean any corporation 80% of the total combined voting power of all classes of capital stock of which shall at the time in question be owned by Avnet and/or any of its subsidiaries.

     14. "Successor Optionee" shall mean any person who, under the provisions of
Article V hereof, shall have acquired the right to exercise any Option by will or the laws of descent and distribution.

                                  ARTICLE III

                          SHARES RESERVED FOR THE PLAN

     1. Subject to the anti-dilution provisions set forth in Article VIII hereof, the maximum number of shares of Stock which may be delivered by Avnet pursuant to the exercise of Options and/or Stock Appreciation Rights shall be 1,000,000. At no time shall there be outstanding Options for the purchase of more than 1,000,000 shares of Stock (subject to said anti-dilution provisions) less the aggregate of the number of shares of Stock previously delivered pursuant to the exercise of Options and the number of shares of Stock previously covered by Options terminated upon surrender in connection with the exercise of Stock Appreciation Rights.

     2. The shares of Stock subjected to Options and Stock Appreciation Rights may, in the discretion of the Committee and with the consent of the Board of Directors, consist of authorized but unissued shares of Stock and/or shares of Stock held in the treasury of Avnet.

     3. If any Option shall be surrendered and terminated or for any other reason shall terminate or expire, whether in whole or in part (except for terminations in connection with exercises of Stock Appreciation Rights), the shares of Stock covered by such Option immediately prior to such termination or expiration shall thereupon be added to the shares of Stock otherwise available for subjection to Options and Stock Appreciation Rights hereunder.

                                   ARTICLE IV

                           ADMINISTRATION OF THE PLAN

     1. This Plan shall be administered by the Committee, which shall have full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration.

     2. In addition to the foregoing (and without limiting the generality thereof), the Committee shall have plenary authority (subject to the provisions of Articles II, III, V and VI hereof) in its discretion to determine the time or times at which Options and/or Stock Appreciation Rights shall be granted, the Eligible Employees to whom Options and/or Stock Appreciation Rights shall be granted and the number of shares of Stock to be covered by each such Option and/or Stock Appreciation Right. The granting of Options and/or Stock Appreciation Rights by the Committee shall be entirely discretionary; the terms and conditions (not inconsistent with this Plan) prescribed or approved for any Option Agreement shall similarly be within the discretion of the Committee; and nothing in this Plan shall be deemed to give any Eligible Employee any right to receive Options and/or Stock Appreciation Rights.

     3. The Committee is also specifically authorized, in the event of a public solicitation, by any person, firm or corporation other than Avnet, of tenders of 50% or more of the then outstanding Stock (known conventionally as a "tender offer"), to accelerate exercisability of any or all Options and any or all of the related Stock Appreciation Rights held by Optionees then employed as an Eligible Employee, so that such Options and Stock Appreciation Rights will immediately become exercisable in full; provided that such accelerated exercisability shall continue in effect only until expiration, termination or withdrawal of such "tender offer", whereupon such Options and related Stock Appreciation Rights will be (and continue thereafter to be) exercisable only to the extent that they would have been exercisable if no such acceleration of exercisability had been authorized.

     4. A majority of the members of the Committee (but not less than two) shall constitute a quorum, and all acts, decisions or determinations of the Committee shall be by majority vote of such of its members as shall be present at a meeting duly held at which a quorum is so present. Any act, decision, or determination of the Committee reduced to writing and signed by a majority of its members (but not less than two) shall be fully effective as if it had been made, taken or done by vote of such majority at a meeting duly called and held.

     5. The Committee shall deliver a report to the Board of Directors with reasonable promptness following the taking of any action(s) in the administration of this Plan, which report shall set forth in full the action(s) so taken. The Committee shall also file such other reports and make such other information available as may from time to time be prescribed by the Board of Directors.

                                   ARTICLE V

                       AWARD AND MODIFICATION OF OPTIONS

     1. Options may be granted by the Committee to Eligible Employees from time to time in its discretion prior to August 31, 2005 or the earlier termination of the Plan as provided in Article IX.

     2. During the period when any Option is outstanding, the Committee may, for such consideration (if any) as may be deemed adequate by it and with the prior consent of the Optionee, modify the terms of such Option, including the purchase price, with respect to the unexercised portion thereof.

     3. The purchase price per share of Stock upon the exercise of each Option shall be no less than 85% of the Fair Market Value of the Stock at the date of the granting thereof; provided, however, (i) that the purchase price per share of Stock shall in no event be less than the par value per share of the Stock and
(ii) options whose purchase price per share on exercise is less than 100% of the Fair Market Value at the date of the granting thereof may be granted only in lieu of a reasonable amount of cash compensation.

     4. Subject to the specific authority bestowed upon the Committee in Article IV, paragraph 3 hereof, (i) no Option shall be exercisable to any extent until the first anniversary of the date of the granting thereof, (ii) thereafter, each Option shall be exercisable with respect to 25% of the total number of shares of Stock subject thereto and (iii) upon each succeeding anniversary date of the date of grant, each Option will become exercisable on a cumulative basis with respect to an additional 25% of the shares subject thereto. To the extent that any Option shall have become exercisable as provided in the preceding sentence, such Option may thereafter be exercised by the Optionee in whole at any time or in part from time to time prior to the surrender for termination, expiration or other termination of such Option. Each Option shall expire and cease to be exercisable after the day prior to the tenth anniversary of the date of granting thereof.

     5. The aggregate number of shares of Stock under any Option or Options granted hereunder to any Optionee in any calendar year may not exceed 150,000.

     6. No Option shall be assignable or transferable by an Optionee except in the event of the death of such Optionee, nor shall any Option be exercisable during the lifetime of the Optionee except by such Optionee. Subject to the provisions of paragraph 8 below, in the event of death, while in the employ of the Company, of any Optionee to whom an Option was originally granted, such option shall remain exercisable (unless such Option shall sooner be surrendered or expire) for one year after the date of death of such original Optionee, but only (a) by the person or persons to whom the right to exercise such Option shall have passed by will or the laws of descent and distribution, and (b) if and to the extent that such Option shall have been exercisable by such original Optionee at such date of death. At the end of the aforesaid period, such Option (unless it shall sooner have been surrendered for termination or have expired) shall terminate and cease to be exercisable.

     7. In the event that any Optionee to whom an Option was originally granted shall cease to be employed with the Company for any reason other than death, disability, retirement or other reasons determined by the Committee in its sole discretion, each Option theretofore granted to such Optionee shall forthwith upon such cessation of employment terminate and cease to be exercisable. Subject to the provisions of paragraph 8 below, in the event that any Optionee to whom an Option was originally granted shall cease to be employed by the Company due to disability, retirement or other reasons determined by the Committee in its sole discretion, each Option theretofore granted to such Optionee shall remain exercisable for three months after the date of such cessation of employment, but only (a) by such original Optionee or by the person or persons to whom the right to exercise such Option shall have passed by will or the laws of descent and distribution, and (b) if and to the extent that such Option was exercisable by such original Optionee at such date of cessation of employment. At the end of the aforesaid period, such Option (unless it shall sooner have been surrendered for termination or have expired) shall terminate and cease to be exercisable.

     8. Notwithstanding the provisions of the second sentence of paragraph 6 and the second sentence of paragraph 7 above, (a) no Option shall in any event be exercisable after the day prior to the tenth anniversary of the date of the granting thereof, and (b) any Option for which accelerated exercisability, authorized by the Committee pursuant to Article IV, paragraph 3 hereof, was in effect at the date of the original Optionee's death or at the date of termination of the Optionee's employment due to disability, retirement or otherwise as may be determined by the Committee in its sole discretion, as the case may be, shall be subject to the proviso to Article IV, paragraph 3.

                                   ARTICLE VI

                           STOCK APPRECIATION RIGHTS

     1. Stock Appreciation Rights may be granted to Optionees in the discretion of the Committee upon such terms and conditions as the Committee may prescribe. Each SAR shall be granted in connection with and shall relate to all or part of a specific Option simultaneously or previously granted under the Plan. In the discretion of the Committee, an SAR may be granted at any time prior to the exercise, expiration or termination of the option related thereto, and may be modified at any time the related Option is modified.

     2. Upon exercise of a Stock Appreciation Right, the Optionee shall be entitled to receive (a) shares of Stock having a Fair Market Value at the date of exercise, or (b) cash in the amount of such Fair Market Value, or (c) a combination of shares of Stock and cash equal in the aggregate to such Fair Market Value, equivalent to all or part of the difference between the aggregate exercise price of the portion of the related Option which is being surrendered for termination and the Fair Market Value at such date of the shares of Avnet's Common Stock for which such SAR is being exercised.

     3. Each Stock Appreciation Right shall be exercisable on such dates or during such periods as may be determined by the Committee, provided that no SAR shall be exercisable at a time when the Option related thereto could not be exercised nor may it be exercised with respect to a number of shares in excess of the number for which such Option could then be exercised.

     4. A Stock Appreciation Right may be exercised only upon surrender by the Optionee, for termination, of the portion of the related Option which is then exercisable to purchase the number of shares for which the Stock Appreciation Right is being exercised. Shares covered by the terminated Option or portion thereof shall not be available for subjection to other Options under the Plan.

     5. The Committee may impose any other conditions upon the exercise of Stock Appreciation Rights, which conditions may include a condition that any particular SARs or any class of SARs may only be exercised in accordance with rules adopted by the Committee from time to time. Such rules may govern the right to exercise SARs granted prior to the adoption or amendment of such rules as well as SARs granted thereafter.

     6. The Committee may at any time amend, terminate or suspend any Stock Appreciation Right theretofore granted under this Plan, provided that the terms of any SAR after any amendment shall conform to the provisions of the Plan. Each SAR shall terminate and cease to be exercisable upon the termination (other than a termination required in connection with exercise of the SAR) or expiration of the Option related thereto.

                                  ARTICLE VII

                        ADDITIONAL TERMS AND PROVISIONS

     1. The Committee shall, promptly after the granting of any Option or Stock Appreciation Right to an Eligible Employee or the modification of any outstanding Option or SAR, cause such Eligible Employee or the Optionee to be notified of such action and shall cause Avnet to deliver to such Eligible Employee an Option Agreement (which Option Agreement is to be signed on behalf of Avnet by an officer of Avnet with appropriate authorization therefor) evidencing the Option so granted or modified and the terms and conditions thereof and including (when appropriate) an addendum evidencing the SAR so granted or modified and the terms and conditions thereof.

     2. The date on which the Committee approves the granting of any Option or Stock Appreciation Right, or approves the modification of any outstanding Option or SAR, shall be deemed the date on which such Option or SAR is granted or modified, regardless of the date on which the Option Agreement evidencing the same is executed.

     3. To the extent that any Option or Stock Appreciation Right shall have become exercisable as provided in Article V or Article VI above, such Option or SAR may be exercised by the Optionee at any time and from time to time by written notice to Avnet stating the number of shares of Stock with respect to which such Option or SAR is being exercised, accompanied (as to an Option exercise) by payment in full therefor as prescribed below and (as to an SAR exercise) by an instrument effecting surrender for termination of the relevant portion of the Option related thereto. As soon as practicable after receipt of such notice, Avnet shall, without requiring payment of any transfer or issue tax by the Optionee, deliver to the Optionee, at the principal office of Avnet (or such other place as Avnet may designate), a certificate or certificates representing the shares of Stock acquired upon such exercise; provided, however, that the date for any such delivery may be postponed by Avnet for such period as it may require, in the exercise of reasonable diligence (a) to register the shares of Stock so purchased (together with any part or all of the balance of the shares of Stock which may be delivered pursuant to the exercise of Options and/or Stock Appreciation Rights) under the Securities Act of 1933, as amended, and/or to obtain the opinions of counsel referred to in clauses (B) and (E) of paragraph 7 below, and (b) to comply with the applicable listing requirements of any national securities exchange or with any other requirements of law. If any Optionee shall fail to accept delivery of all or any part of the shares of Stock with respect to which such Option or SAR is being exercised, upon tender thereof, the right of such Optionee to exercise such Option and the related SAR, or to exercise such SAR and the related Option, with respect to such unaccepted shares may, in the discretion of the Committee, be terminated. For purposes of this paragraph 3, payment upon exercise of an Option may be made (i) by check (certified, if so required by Avnet) in the amount of the aggregate exercise price of the portion of the Option being exercised, or (ii) in the form of certificates representing shares of Stock (duly endorsed or accompanied by appropriate stock powers, in either case with signature guaranteed if so required by Avnet) having a Fair Market Value, at the date of receipt by Avnet of such certificates and the notice above mentioned, equal to or in excess of such aggregate exercise price, or (iii) by a combination of check and certificates for shares of Stock.

     4. Notwithstanding paragraph 3 of this Article VII, upon each exercise of an Option, the Optionee shall pay to Avnet an amount required to be withheld under applicable income tax laws in connection with such exercise. An Optionee whose transactions in Common Stock are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 (the "Act") may, in the discretion of the Committee and subject to any rules as the Committee may adopt, elect to satisfy such obligation, in whole or in part, by electing to have Avnet withhold shares of Stock having a Fair Market Value equal to the amount required to be so withheld (an "Election"). The Fair Market Value of a share of Stock shall be the Fair Market Value on the date that the amount to be withheld is determined (the "Tax Date"). An Optionee shall pay Avnet in cash for any fractional share that would otherwise be required to be withheld. Each Election with respect to the exercise of an Option shall be subject to the following restrictions:

          (A) The Election must be made on or prior to the Tax Date;

          (B) The Election shall be irrevocable;

          (C) The Election is subject to the disapproval of the Committee;

          (D) An Election by an Optionee may not be made within six months of the grant of the Option with respect to which such Election is made; provided, however that this restriction shall not apply in the event that the Optionee shall die or become disabled prior to the expiration of such six-month period; and

     5. The Plan shall not confer upon any Eligible Employee or upon any Optionee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with his or her right, or the Company's right, to terminate his or her employment at any time.

     6. No Optionee shall acquire or have any rights as a shareholder of Avnet by virtue of any Option or any SAR until the certificates representing shares of Stock issued pursuant to the exercise of such Option or SAR are delivered to such Optionee in accordance with the terms of the Plan, but the rights as a shareholder of record as of the date of giving notice of the exercise of such Option or SAR and making delivery to Avnet of the funds, certificates and/or other instruments as provided in paragraph 3 above.

     7. While it is Avnet's present intention to register under the Securities Act of 1933, as amended, the shares of Stock which may be delivered pursuant to the exercise of Options and/or Stock Appreciation Rights granted under the Plan, nevertheless, any provisions in this Plan to the contrary notwithstanding, Avnet shall not be obligated to sell or deliver any shares of Stock pursuant to the exercise of any Option or any SAR unless (A) (i) such shares have at the time of such exercise been registered under the Securities Act of 1933, as amended, (ii) no stop order suspending the effectiveness of such registration statement has been issued and no proceedings therefor have been instituted or threatened under said Act, and (iii) there is available at the time of such exercise a prospectus containing certified financial statements and other information meeting the requirements of Section 10(a)(3) of said Act, or (B) Avnet shall have received from its counsel an opinion that registration of such shares under said Act is not required, (C) such shares are at the same time of such exercise, or upon official notice of issuance will be, listed on each national securities exchange on which the Stock is then listed, (D) the prior approval of such sale has been obtained from any State regulatory body having jurisdiction (but nothing herein contained shall be deemed to require Avnet to register or qualify as a foreign corporation in any State nor, except as to any matter or transaction relating to the sale or delivery of such shares, to consent to service of process in any State), and (E) Avnet shall have received an opinion from its counsel with respect to compliance with the matters set forth in clauses (A), (C), and (D) above.

                                  ARTICLE VIII

                   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     1. In the event that the Stock shall be split up, divided or otherwise reclassified into or exchanged for a greater or lesser number of shares of Stock or into shares of Common Stock and/or any other securities of Avnet by reason of recapitalization, reclassification, stock split or reverse split, combination of shares or other reorganization, the term "Stock" as used herein shall thereafter mean the number and kind of shares or other securities into which the Stock shall have been so split up, divided or otherwise reclassified or for which the Stock shall have been so exchanged; and the remaining number of shares of Stock which may, in the aggregate, thereafter be delivered pursuant to the exercise of Options and/or Stock Appreciation Rights (as specified in paragraph 1 of Article III hereof) and the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Options and/or Stock Appreciation Rights then outstanding shall be correspondingly adjusted. In the event that any dividend payable in shares of Stock is paid to the holders of outstanding shares of Stock, the remaining number of shares of Stock which may, in the aggregate, thereafter be delivered pursuant to the exercise of Options and/or Stock Appreciation Rights (as specified in paragraph 1 of Article III hereof) and the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Options and/or Stock Appreciation Rights then outstanding shall be increased by the percentage which the number of shares of Stock so paid as a dividend bears to the total number of shares of Stock outstanding immediately prior to the payment of such dividend.

     2. In the event that the Stock shall be split up, divided or otherwise reclassified or exchanged as provided in the preceding paragraph, the purchase price per share of Stock upon exercise of outstanding Options shall be correspondingly adjusted.

     3. Anything in this Article VIII to the contrary notwithstanding, in the event that, upon any adjustment made in accordance with paragraph 1 above, the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Option or Stock Appreciation Right then outstanding shall include a fractional share of Stock, such fractional share of Stock shall be disregarded for all purposes of the Plan and the Optionee holding such Option or SAR shall become entitled neither to purchase the same nor to receive cash or scrip in payment therefor or in lieu thereof.

                                   ARTICLE IX

                      AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors may amend the Plan from time to time as the Board may deem advisable and in the best interests of Avnet and may terminate the Plan at any time (except as to Options and Stock Appreciation Rights then outstanding hereunder); provided, however, that unless approved by the affirmative vote of a majority of the outstanding shares of capital stock of Avnet entitled to vote thereon, at a meeting of the shareholders of Avnet duly called and held for that purpose, no amendment to the Plan shall be adopted which shall (a) affect the composition or functioning of the Committee, (b) increase the aggregate number of shares of Stock which may be delivered pursuant to the exercise of Options and SARs, (c) decrease the minimum purchase price per share of Stock (in relation to the Fair Market Value thereof at the respective dates of grant) upon the exercise of Options, or (d) extend the period within which an Option is exercisable or to the extent to which an SAR is exercisable, or the termination date of the Plan.

   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 12, 1995
                                                      REGISTRATION NO. 33-62583
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                        POST EFFECTIVE AMENDMENT NO. 1

                                       TO

                                   FORM S-8/A
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  AVNET, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   NEW YORK                                     11-1890605
           (STATE OF INCORPORATION)                (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              80 CUTTER MILL ROAD
                           GREAT NECK, NEW YORK 11021
                                 (516) 466-7000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                       AVNET EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                            ------------------------

               RAYMOND SADOWSKI                               DAVID R. BIRK
  SENIOR VICE PRESIDENT AND CHIEF FINANCIAL
                    OFFICER                     SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                 AVNET, INC.                                   AVNET, INC.
             80 CUTTER MILL ROAD                           80 CUTTER MILL ROAD
          GREAT NECK, NEW YORK 11021                    GREAT NECK, NEW YORK 11021
                (516) 466-7000                                (516) 466-7000

          (Name and address, including zip code, and telephone number, including area code, of agents for service)

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
           Immediately upon the filing of this Registration Statement

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                               PROPOSED MAXIMUM      PROPOSED        AMOUNT OF
TITLE OF SECURITIES TO BE       AMOUNT TO BE  OFFERING PRICE PER MAXIMUM AGGREGATE  REGISTRATION
  REGISTERED                   REGISTERED(1)       SHARE(2)     OFFERING PRICE(2)     FEE(3)
-------------------------------------------------------------------------------------------------
Common Stock, $1.00 par
  value......................  500,000 shares      $54.625         $27,312,500        $9,419
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions of the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange Composite Tape on September 8, 1995.

(3) Paid previously.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                              INFORMATION REQUIRED
                         IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:
(a) the Company's Annual Report on Form 10-K for the fiscal year ended July 1, 1994 (File No. 1-4224); (b) the Company's Quarterly Reports on Form 10-Q for the periods ended September 30, 1994, December 30, 1994, and March 31, 1995 (File No. 1-4224); (c) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since July 1, 1994; and (d) the description of the Company's Common Stock contained in a Registration Statement of the Registrant filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The financial statements of the Company incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent certified public accountants, for the periods indicated in their report thereon, which is incorporated by reference in the Annual Report on Form 10-K for the year ended July 1, 1994. The financial statements audited by Arthur Andersen LLP have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing. To the extent that Arthur Andersen LLP audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in this Registration Statement in reliance upon their reports and said authority.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable -- the Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Common Stock being registered hereunder is being passed upon by David R. Birk, Esq., whose opinion is filed as Exhibit 5.1 to this Registration Statement. Mr. Birk is Senior Vice President and General Counsel of the Registrant and is the beneficial owner of 1,093.5 shares of the Registrant's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 53 of the Registrant's by-laws provides as follows:

     53. A. The Corporation shall indemnify, and advance the expenses of, any director, officer or employee to the full extent permitted by the New York Business Corporation Law as the same now exists or may hereafter be amended.

     B. The indemnification and advancement of expenses granted pursuant to this
Section 53 shall not be exclusive or limiting of any other rights to which any person seeking indemnification or advancement of expenses may be entitled when authorized by (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification; provided that no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     C. No amendment, modification or rescission of these By-Laws shall be effective to limit any person's right to indemnification with respect to any alleged cause of action that accrues or other incident or matter that occurs prior to the date on which such modification, amendment or rescission is adopted.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable -- no securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8. EXHIBITS.

   4.1   Certificate of Incorporation of the Company, as amended (incorporated by reference).
   4.2   Bylaws of the Company, as amended (incorporated by reference to an Exhibit to the
         Company's Current Report on Form 8-K dated September 23, 1994 (File No. 1-4224)).
   4.3   Specimen form of the Company's Common Stock certificate (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form S-2 (Registration No.
         33-80932)).
   5.1   Opinion and Consent of David R. Birk, Esq.
  23.1   Consent of David R. Birk, Esq. (included in Exhibit 5.1).
  23.2   Consent of Arthur Andersen LLP, Independent Auditors.
  24.1   Powers of Attorney.
    99   Avnet Employee Stock Purchase Plan

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Great Neck, State of New York, on September 11, 1995.

                                          AVNET, INC.

                                          By Leon Machiz
                                             ------------------------------
                                             Leon Machiz
                                             Chairman of the Board, Chief
                                             Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 11, 1995 by the following persons in the capacities indicated.

Leon Machiz
------------------------------------------------------
Leon Machiz
Chairman of the Board, Chief
Executive Officer and Director
(Principal Executive Officer)

Raymond Sadawski
------------------------------------------------------
Raymond Sadowski
Senior Vice President, Chief Financial
Officer and Assistant Secretary
(Principal Financial Officer)

John F. Cole
------------------------------------------------------
John F. Cole
Controller
(Principal Accounting Officer)

Roy Vallee*
------------------------------------------------------
Roy Vallee
President, Chief Operating Officer,
Vice Chairman of the Board and Director

Sylvester D. Herlihy*
------------------------------------------------------
Sylvester D. Herlihy
Senior Vice President, Secretary and Director

Gerald J. Berkman*
------------------------------------------------------
Gerald J. Berkman, Director

Eleanor Baum*
------------------------------------------------------
Eleanor Baum, Director

Joseph F. Caligiuri*
------------------------------------------------------
Joseph F. Caligiuri, Director

Ehud Houminer*
------------------------------------------------------
Ehud Houminer, Director

Salvatore J. Nuzzo*
------------------------------------------------------
Salvatore J. Nuzzo, Director

Frederic Salerno*
------------------------------------------------------
Frederic Salerno, Director

David Shaw*
------------------------------------------------------
David Shaw, Director

Howard Stein*
------------------------------------------------------
Howard Stein, Director

Keith Williams*
------------------------------------------------------
Keith Williams, Director

Frederick S. Wood*
------------------------------------------------------
Frederick S. Wood, Director

*By: Raymond Sadowski
     ---------------------
     Raymond Sadowski
     Attorney-in-Fact

                               INDEX TO EXHIBITS

                                           EXHIBIT                                       PAGE
       --------------------------------------------------------------------------------  ----
  4.1  Certificate of Incorporation of the Company, as amended (incorporated by reference). ....................................................................
  4.2  Bylaws of the Company (incorporated by reference to an Exhibit to the Company's
       Current Report on Form 8-K dated September 23, 1994 (File No. 1-4224)). ........
  4.3  Specimen form of the Company's Common Stock certificate (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form S-2
       (Registration No. 33-80932)). ..................................................
  5.1  Opinion and Consent of David R. Birk, Esq. .....................................
 23.1  Consent of David R. Birk, Esq. (included in Exhibit 5.1). ......................
 23.2  Consent of Arthur Andersen LLP, Independent Auditors............................
 24.1  Powers of Attorney..............................................................
   99  Avnet Employee Stock Purchase Plan..............................................

                                                                     EXHIBIT 5.1

                                                              September 11, 1995

Avnet, Inc.
80 Cutter Mill Road
Great Neck, New York 11021

     RE:  REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     I refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Avnet, Inc. (the "Company") with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of a maximum of 500,000 shares (the "Shares") of the Common Stock of the Company for delivery under the Avnet Employee Stock Purchase Plan (the "Plan").

     I have examined such documents as I considered necessary for the purposes of this opinion. Based on such examination, it is my opinion that the Shares (which may be authorized but heretofore unissued shares or may be delivered out of the treasury of the Company) have been duly authorized and, upon issuance and/or delivery in accordance with the terms of the allocations made and other actions taken by the administering Committee pursuant to the Plan, will be legally issued, fully-paid and non-assessable under the laws of the State of New York (the state of incorporation of the Company).

     I consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,


                                          /s/ DAVID R. BIRK
                                          --------------------------------------
                                          David R. Birk

                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated August 10, 1994, included in Avnet, Inc.'s Annual Report on Form 10-K for the year ended July 1, 1994, and to all references to our firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

New York, New York
September 11, 1995

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, her attorneys-in-fact and agents with full power of substitution, to execute for her and in her behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 26th day of August, 1995.


                                          /s/ ELEANOR BAUM
                                          --------------------------------------
                                          Eleanor Baum, Director

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 27th day of August, 1995.


                                          /s/ GERALD J. BERKMAN
                                          --------------------------------------
                                          Gerald J. Berkman, Director

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 25th day of August, 1995.


                                          /s/ JOSEPH F. CALIGIURI
                                          --------------------------------------
                                          Joseph F. Caligiuri, Director

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 25th day of August, 1995.


                                          /s/ SYLVESTER D. HERLIHY
                                          --------------------------------------
                                          Sylvester D. Herlihy
                                          Senior Vice President, Secretary and
                                          Director

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 31st day of August, 1995.


                                          /s/ EHUD HOUMINER
                                          --------------------------------------
                                          Ehud Houminer, Director

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 31st day of August, 1995.


                                          /s/ SALVATORE J. NUZZO
                                          --------------------------------------
                                          Salvatore J. Nuzzo, Director

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 31st day of August, 1995.


                                          /s/ FREDERIC SALERNO
                                          --------------------------------------
                                          Frederic Salerno, Director

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 31st day of August, 1995.


                                          /s/ DAVID SHAW
                                          --------------------------------------
                                          David Shaw, Director

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 29th day of August, 1995.


                                          /s/ HOWARD STEIN
                                          --------------------------------------
                                          Howard Stein, Director

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 29th day of August, 1995.


                                          /s/ ROY VALLEE
                                          --------------------------------------
                                          Roy Vallee
                                          President, Chief Operating Officer,
                                          Vice Chairman of the Board and
                                          Director

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 31st day of August, 1995.


                                          /s/ KEITH WILLIAMS
                                          --------------------------------------
                                          Keith Williams, Director

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities this Registration Statement, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 31st day of August, 1995.


                                          /s/ FREDERICK S. WOOD
                                          --------------------------------------
                                          Frederick S. Wood, Director

                       AVNET EMPLOYEE STOCK PURCHASE PLAN

                                  AVNET, INC.

                       CERTIFICATE OF ASSISTANT SECRETARY

     I, Raymond Sadowski, Assistant Secretary of Avnet, Inc., a New York corporation, do hereby certify that attached hereto is a true and correct copy of the AVNET EMPLOYEE STOCK PURCHASE PLAN.

     Dated this 11th day of September, 1995.

                                                /s/  Raymond Sadowski
                                                ------------------------------

                       AVNET EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS

SECTION                                                                                    PAGE
-------                                                                                    ----
   1.     Purpose........................................................................    1
   2.     Definitions....................................................................    1
   3.     Plan Administration............................................................    2
          (a) Committee Members..........................................................    2
          (b) Powers and Duties of the Committee.........................................    2
          (c) Committee Action...........................................................    2
          (d) Exoneration of Committee Members...........................................    3
   4.     Eligibility to Participate in Offerings........................................    3
   5.     Offerings......................................................................    3
   6.     Participation in Offerings.....................................................    3
   7.     Payroll Deductions.............................................................    4
   8.     Grant of Option................................................................    4
   9.     Exercise of Option.............................................................    4
  10.     Delivery.......................................................................    5
  11.     Withdrawal; Termination of Employment..........................................    5
  12.     Interest.......................................................................    5
  13.     Stock Subject to the Plan......................................................    5
  14.     Disposition Upon Death.........................................................    6
  15.     Transferability................................................................    6
  16.     Share Transfer Restrictions....................................................    6
  17.     Amendment or Termination.......................................................    6
  18.     Notices........................................................................    7
  19.     Effective Date of Plan.........................................................    7
  20.     Miscellaneous..................................................................    7
          (a) Headings and Gender........................................................    7
          (b) Governing Law..............................................................    7
          (c) Plan Not A Contract of Employment..........................................    7

                       AVNET EMPLOYEE STOCK PURCHASE PLAN
1. Purpose. The purpose of this Avnet Employee Stock Purchase Plan (the "Plan") is to advance the interests of Avnet, Inc, a New York corporation ("the Company"), and its shareholders by providing Eligible Employees (as defined in section 2(g) below) of the Company and its Designated Subsidiaries (as defined in section 2(f) below) with an opportunity to acquire an ownership interest in the Company by purchasing Common Stock of the Company on favorable terms through payroll deductions. It is the intention of the Company that the Plan, as applied to Employees resident in the United States of America, qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of section 423 of the Code. As applied to an Employee resident in a country other than the United States of America, the Plan shall not be subject to section 423 of the Code and the terms of the Plan may be subject to an appendix to the Plan corresponding to the Employee's resident country.

2. Definitions.

     (a)   "Board" means the Board of Directors of the Company.

     (b)   "Business Day" means a day when the New York Stock Exchange is open.

     (c) "Common Stock" means the common stock, par value $1.00 per share, of the Company, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with section 13 of the Plan.

     (d)   "Committee" means the entity administering the Plan, as provided in section 3 below.

     (e) "Compensation" means the total cash compensation, including salary, wages, overtime pay, and bonuses, paid to an Eligible Employee by reason of his employment with the Employer (determined prior to any reduction thereof by operation of a salary reduction election under a plan described in section 401(k) of the Code or section 125 of the
           Code), as reported on IRS Form W-2, but excluding any amounts not paid in cash which are required to be accounted for as imputed income on IRS Form W-2, any reimbursements of expenses and amounts under stock incentives or stock options.

     (f) "Designated Subsidiary" means a Subsidiary that has been designated by the Committee from time to time, in its sole discretion, as eligible to participate in the Plan.

     (g) "Eligible Employee" means, with respect to any Offering, an individual who is an Employee at all times during the period beginning three (3) months before the Offering Date and ending on the Offering Date.

     (h) "Employee" means any person, including an Insider, who has attained age 18 and is employed by the Company or one of its Designated Subsidiaries, exclusive of any such person whose customary employment with the Company or a Designated Subsidiary is for less than 20 hours per week.

     (i)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (j) "Fair Market Value" generally means, with respect to any share of Common Stock, as of any date under the Plan, the closing price of the Common Stock on the New York Stock Exchange on a particular date.

     (k) "Insider" means any Participant who is subject to section 16 of the Exchange Act.

     (l) "Offering" means any of the offerings to Participants of options to purchase Common Stock under the Plan, each continuing for one month, as described in section 5 below.

     (m) "Offering Date" means the first day of the period of an Offering under the Plan, as described in section 5 below.

     (n) "Option Price" means the lesser of: (i) 85% of the Fair Market Value of one share of Common Stock on the Offering Date, or (ii) 85% of the Fair Market Value of one share of Common Stock on the Termination Date the definition of which, for purposes of this subsection 2(n) only, shall be subject to Treas. Reg. sec.1.421-7(f).

     (o) "Participant" means an Eligible Employee who elects to participate in Offerings under the Plan pursuant to section 6 below.

     (p)   "Securities Act" means the Securities Act of 1933, as amended.

     (q) "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations, beginning with the Company, if, at the time an option is granted under the Plan, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (r) "Termination Date" means the last day of the period of an Offering under the Plan, as described in section 5 below.

3. Plan Administration.

     (a) Committee Members. The administration of the Plan shall be under the supervision of the committee for the Plan (the "Committee") appointed by the Board from time to time. Members of the Committee shall serve at the pleasure of the Board and may be removed by the Board at any time without prior written notice. A Committee member may resign by giving written notice to the Board.

     (b) Powers and Duties of the Committee. The Committee will have full power to administer the Plan in all of its details, subject to the requirements of applicable law. For this purpose, the Committee's powers will include, but will not be limited to, the following authority, in addition to all other powers provided by this Plan:

        (i) To adopt and apply, in a uniform and nondiscriminatory manner to all persons similarly situated, such rules and regulations as it deems necessary or proper for the efficient and proper administration of the Plan, including the establishment of any claims procedures that may include a requirement that all disputes that cannot be resolved between a Participant and the Committee will be subject to binding arbitration;

        (ii) To interpret the Plan and decide all questions concerning the Plan, such as the eligibility of any person to participate in the Plan, and the respective benefits and rights of Participants and others entitled thereto and the exclusive power to remedy ambiguities, inconsistencies or omissions in the terms of the Plan;

        (iii) To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan;

        (iv) To allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan;

        (v) To prescribe such forms as may be necessary or appropriate for Employees to make elections under the Plan or to otherwise administer the Plan; and

        (vi) To do such other acts as it deems necessary or appropriate to administer the Plan in accordance with its terms, or as may be provided for or required by law.

     (c) Committee Action. The certificate of a Committee member designated by the Committee that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on, or subject to, the certificate. Any interpretation of the Plan, and any decision on any matter within the discretion of the Committee, made by the Committee in good faith shall be final and binding on all persons. A majority of the members of the Committee shall constitute a quorum. The

           Committee shall act by majority approval of the members and shall keep minutes of its meetings. Action of the Committee may be taken without a meeting if unanimous written consent is given. Copies of minutes of the Committee's meetings and of its actions by written consent shall be kept with the corporate records of the Company.

     (d) Exoneration of Committee Members. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company hereby agrees to indemnify, defend and hold harmless, to the fullest extent permitted by law, any Committee member against any and all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission was not due to the gross negligence or willful misconduct of the Committee member.

4. Eligibility to Participate in Offerings.

     (a) An Eligible Employee is entitled to participate in Offerings in accordance with sections 5 and 6, beginning with the Offering Date after an Employee first becomes an Eligible Employee, subject to the limitations imposed by section 423 of the Code.

     (b) Notwithstanding any provisions of the Plan to the contrary: (i) no Employee shall be granted an option under the Plan if immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to section 424(d) of the Code) would own shares of Common Stock and/or hold outstanding options to purchase shares of Common Stock possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary; and (ii) an Eligible Employee who is an Insider may not participate in Offerings under the Plan until the Plan has been approved by the Company's Shareholders in accordance with Rule 16b-3 of the Exchange Act.

5. Offerings. Options to purchase shares of Common Stock shall be offered to Participants under the Plan through a continuous series of Offerings, each beginning on the first Business Day of the month (the "Offering Date"), and each Offering shall terminate on the last Business Day of the month corresponding to the Offering Date (the "Termination Date") . The first Offering under the Plan, however, shall have an Offering Date of October 2, 1995 and a Termination Date of October 31, 1995. Offerings under the Plan shall continue until either (a) the Committee decides, in its sole discretion, that no further Offerings shall be made because the Common Stock remaining available under the Plan is insufficient to make an Offering to all Eligible Employees, or (b) the Plan is terminated in accordance with section 17 below. Notwithstanding the foregoing, Offerings will be limited under the Plan so that no Eligible Employee will be permitted to purchase shares of Common Stock under all "employee stock purchase plans" (within the meaning of section 423 of the Code) of the Company and its Subsidiaries in excess of $25,000 of the Fair Market Value of such shares of Common Stock (determined at the time of an Offering Date) for each calendar year in which an Offering is outstanding at any time.

6. Participation in Offerings.

     (a) An Eligible Employee may participate in Offerings under the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company (the "Participation Form") and filing the Participation Form with the Company (pursuant to such standards or procedures as are established by the Committee) at least 15 days before the Offering Date of the first Offering in which such Employee wishes to participate.

     (b) Except as provided in section 7(a) below, payroll deductions for a Participant shall begin with the first payroll following the applicable Offering Date, and shall continue until the Plan is terminated, subject to earlier termination by the Participant as provided in section 11 below or increases or decreases by the Participant in the amount of payroll deductions as provided in section 7(c) below.

7. Payroll Deductions.

     (a) By completing and filing a Participation Form, an Eligible Employee shall elect to have payroll deductions withheld from his total Compensation on each paydate (including paydates covering regular payroll, commissions and bonuses) during the time he is a Participant in the Plan in such amount as he shall designate on the Participation Form; provided, however, that: (i) payroll deductions must be in such percentages or whole dollar amounts, as determined by rules established by the Committee which may change from time to time to provide for the efficient administration of the Plan; (ii) the Committee may establish rules limiting the amount of an Eligible Employee's Payroll Deductions, except that any percentage or dollar limitation must apply uniformly to all Eligible Employees; (iii) and each Participant's payroll deductions must be equal to at least the minimum percentage or dollar amount established by the Committee from time to time, but no more than $21,250 (U.S.) per calendar year.

     (b) All payroll deductions authorized by a Participant shall be credited to an account established under the Plan for the Participant. The funds represented by such account shall be held as part of the Company's general assets, usable for any corporate purpose, and the Company shall not be obligated to segregate such funds. A Participant may not make any separate cash payment or contribution to such account.

     (c) No increases or decreases of the amount of payroll deductions for a Participant may be made during an Offering. A Participant may increase or decrease the amount of his payroll deductions under the Plan for subsequent Offerings by completing an amended Participation Form and filing it with the Company (pursuant to such standards and procedures established by the Committee) not less than 15 days prior to the Offering Date as of which such increase or decrease is to be effective.

     (d) A Participant may discontinue his participation in the Plan at any time as provided in section 11 below.

8. Grant of Option. On each Offering Date, each Participant shall be granted (by operation of the Plan) an option to purchase (at the Option Price) as many shares of Common Stock as he will be able to purchase with the payroll deductions credited to his account during his participation in the Offering beginning on such Offering Date. Notwithstanding the foregoing, the maximum number of shares of Common Stock that an Employee may purchase under an Offering may not exceed 500 (as may be adjusted from time to time under section 13(b)).

9. Exercise of Option.

     (a) Unless a Participant gives written notice to the Company as provided in subsection 9(c) below or withdraws from the Plan pursuant to section 11 below, his option for the purchase of shares of Common Stock granted under an Offering will be exercised automatically at the Termination Date of such Offering for the purchase of the number of shares of Common Stock that the accumulated payroll deductions in his account on such Termination Date will purchase at the applicable Option Price.

     (b) No Participant (or any person claiming through such Participant) shall have any interest in any Common Stock subject to an option under the Plan until such option has been exercised, at which point such interest shall be limited to the interest of a purchaser of the Common Stock purchased upon such exercise pending the delivery of such Common Stock in accordance with section 10 below. During his lifetime, a Participant's option to purchase shares of Common Stock under the Plan is exercisable only by him.

     (c) By written notice to the Company prior to the end of the Business Day on a Termination Date corresponding to an Offering, a Participant may elect, effective on such Termination Date, to withdraw all of the accumulated payroll deductions in his account as of the Termination Date (which will also constitute a notice of termination and withdrawal pursuant to section 11(a)).

           However, the preceding sentence shall not apply to an Insider who has made, with the prior written consent of the Committee, an irrevocable election at least six (6) months prior to a Termination Date until such six (6) month period has expired, in accordance with 17 CFR sec.240.16b-3(d)(1).

10. Delivery. As promptly as practicable after the Termination Date of each Offering, the Company will deliver, or cause to be delivered, on behalf of each Participant, a certificate representing the shares of Common Stock purchased upon exercise of his option granted for such offering, to a brokerage firm (designated by the Company) that has rights to execute trades on the New York Stock Exchange. Such shares will be deposited in an account established for the Participant at the brokerage firm.

11. Withdrawal; Termination of Employment.

     (a) A Participant may terminate his participation in the Plan and withdraw all, but not less than all, the payroll deductions credited to his account under the Plan at any time prior to the end of the Business Day on a Termination Date corresponding to an Offering, by giving written notice to the Company. Such notice shall state that the Participant wishes to terminate his involvement in the Plan, specify a Termination Date and request the withdrawal of all of the Participant's payroll deductions held under the Plan. All of the Participant's payroll deductions credited to his account will be paid to him as soon as practicable after the Termination Date specified in the notice of termination and withdrawal (or, if no such date is specified, as soon as practical after receipt of his notice of termination and withdrawal), and his option for such Offering will be automatically canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Offering or for any subsequent offering, except in accordance with a new Participation Form filed pursuant to section 6 above.

     (b) Upon termination, or notice of termination, of a Participant's employment for any reason, including retirement or death, any payroll deductions authorized under section 7 shall be cancelled immediately. Thereafter, any payroll deductions that were previously accumulated in the Participant's account prior to his termination or notice of termination will be applied in accordance with the provisions of
           Section 9. However, if a termination of employment precludes an Employee from being classified as an Eligible Employee with respect to an Offering, then the payroll deductions accumulated in his account will be returned to him as soon as practicable after such termination or, in the case of his death, to the person or persons entitled thereto under section 14 below, and his option will be automatically canceled. For purposes of the Plan, the termination date of employment shall be the Participant's last date of actual employment and shall not include any period during which such Participant receives any severance payments. A transfer of employment between the Company and a Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary, or absence or leave approved by the Company, shall not be deemed a termination of employment under this subsection 11(b).

     (c) A Participant's termination and withdrawal pursuant to subsection 11(a) above will not have any effect upon his eligibility to participate in a subsequent Offering by completing and filing a new Participation Form pursuant to section 6 above or in any similar plan that may hereafter be adopted by the Company; provided, however, that, unless otherwise permitted by the Committee in its sole discretion, an Insider who has not made the six (6) month irrevocable election described in subsection 9(c), may not participate in the Plan for at least six months after the effective date of his termination and withdrawal in accordance with 17 CFR sec.240.16b-3(d)(2).

12. Interest. No interest shall accrue on a Participant' s payroll deductions under the Plan.

13. Stock Subject to the Plan.

     (a) The maximum number of shares of Common Stock that shall be reserved for sale under the Plan shall be 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in subsection (b) below. The shares to be sold to Participants under the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued and may be derived from shares of Common Stock purchased by the Company. If the total number of shares of

           Common Stock that would otherwise be subject to options granted pursuant to section 8 above on any Termination Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares of Common Stock remaining available for issuance in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and shall return any excess funds accumulated in each Participant's account as soon as practicable after the Termination Date of such Offering.

     (b) If any option under the Plan is exercised after any Common Stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of Common Stock or the like, occurring after the shareholders of the Company approve the Plan, the number of shares of Common Stock to which such option shall be applicable and the Option Price for such Common Stock shall be appropriately adjusted by the Company.

14. Disposition Upon Death.

     (a) If a Participant dies, shares of Common Stock and/or cash, if any, attributable to the Participant's account under the Plan (when cash or shares of Common Stock are held for his account) shall be delivered to the executor or administrator of the estate of the Participant; or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a Participant's account nor any rights relating to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in section 14 above) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with section 11(a) above.

16. Share Transfer Restrictions.

     (a) Shares of Common Stock shall not be issued under the Plan unless such issuance is either registered under the Securities Act and applicable state securities laws or is exempt from such registrations.

     (b) Shares of Common Stock issued under the Plan may not be sold, assigned, transferred, pledged encumbered, or otherwise disposed of (whether voluntarily or involuntarily) except pursuant to registration under the Securities Act and applicable state securities laws, or pursuant to exemptions from such registrations.

     (c) Notwithstanding any other provision of the Plan or any documents entered into pursuant to the Plan and except as permitted by the Committee in its sole discretion, any shares of Common Stock issued to a Participant who is an Insider may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of for a six-month period until after the Option Price is determined on or after the Termination Date corresponding to the Offering with respect to which they were issued.

17. Amendment or Termination. The Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate in light of, and consistent with, section 423 of the Code; provided, however, that any amendment that either changes the composition, function or duties of the Committee or modifies the terms and conditions pursuant to which options are granted hereunder must be approved by the Board. The Board also may terminate the Plan or the granting of options pursuant to the Plan at any time; provided, however, that the Board shall not have the right to modify, cancel, or amend any outstanding option granted pursuant to the Plan before such termination unless each Participant consents in writing to such modification, amendment or cancellation. The Plan shall terminate automatically if it is not approved by the Shareholders of the Company, in accordance with Treas. Reg. sec.1.423-2(c), by September 30, 1996. Notwithstanding the foregoing, no amendment adopted by either the Committee or the Board shall be effective, without approval of the shareholders of the Company, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or any successor rule or section 423 of the Code.

18. Notices. All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received by the Secretary of the Company or by any other person designated by the Company for the receipt of such notices or other communications, in the form and at the location specified by the Company.

19. Effective Date of Plan. The Plan shall be effective as of October 1, 1995. The Plan has been adopted by the Board subject to shareholder approval, and prior to shareholder approval shares of Common Stock issued under the Plan are subject to such approval.

20. Miscellaneous.

     (a) Headings and Gender. The headings to sections in the Plan have been included for convenience of reference only. The masculine pronoun shall include the feminine and the singular the plural, whenever appropriate. Except as otherwise expressly indicated, all references to sections in the Plan shall be to sections of the Plan.

     (b) Governing Law. The Plan shall be interpreted and construed in accordance with the internal laws of the State of New York to the extent that such laws are not superseded by the laws of the United States of America.

     (c) Plan Not A Contract of Employment. The Plan does not constitute a contract of employment and participation in the Plan does not give any Employee or Participant the right to be retained in the employ of the Company or a Designated Subsidiary, nor give any person a right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

                      SECOND EMPLOYMENT EXTENSION AGREEMENT

         This Second Employment Extension Agreement made this 1st day of June, 1995 by and between Leon Machiz residing at 5 Hamptworth Court, Kings Point, New York 11024 ("Machiz") and Avnet, Inc., a New York corporation with offices at 80 Cutter Mill Road, Great Neck, New York 11021 (the "Corporation").

                              W I T N E S S E T H :

         WHEREAS, on February 28, 1990 the parties entered into a written employment agreement wherein and whereby the Corporation and Machiz agreed that Machiz would be employed by the Corporation for a period of five years commencing as of July 1, 1989 and terminating June 30, 1994 (the "Employment Agreement"); and

         WHEREAS, on November 29, 1993 the parties entered into an employment extension agreement wherein and whereby the Corporation and Machiz agreed that Machiz' employment by the Corporation would be extended for an additional period of two years through June 30, 1996 (the "Employment Extension Agreement"); and

         WHEREAS, the parties are desirous of continuing the employment of Machiz by the Corporation beyond June 30, 1996 and for approximately two additional years through June 26, 1998 under the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the sum of $1.00 each to the other and in hand paid, the receipt whereof is hereby acknowledged and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. The Employment Agreement, as modified and extended by the Employment Extension Agreement, shall be extended for an additional period of approximately two years from July 1, 1996 through June 26, 1998 (the "Second Extension").

2. The Second Extension shall be on the same terms and conditions as are set forth in the Employment Agreement as modified by the Employment Extension Agreement; provided, however, that (i) the date "June 30, 1996" as it appears in Paragraphs 2 and 5 of the Employment Agreement as modified by the Employment Extension Agreement shall be changed to read "June 26, 1998" and the "Date of Termination of Full-Time Employment" with respect to Machiz shall mean June 26, 1998 (or the earlier of Machiz" death or termination of the Employment Agreement, as previously and as hereby extended, pursuant to Paragraph 5 thereof);
         (ii) the date "June 30, 2001" in Paragraphs 7, 8(a) and 8(d) of the Employment Agreement as previously modified by the Employment Extension Agreement shall be changed further to read "June 27, 2003".

3. Notwithstanding anything to the contrary contained herein or therein, the Corporation's obligation to make payments to Machiz for incentive compensation pursuant to Paragraph 4(b) of the Employment Agreement with respect to the two fiscal years during this Second Extension (namely, the fiscal years ending June 27, 1997 and June 26, 1998 respectively) shall be subject to and contingent upon the approval by the Shareholders of the Corporation at the Annual Meeting of Shareholders to be held on November 15, 1995 (or at any adjournments thereof) of an incentive compensation program covering such payments. In the event the Shareholders approve an incentive compensation program covering such payments, then the provisions of Paragraph 4(b) of the Employment Agreement, including the time for payment provisions therein, shall apply fully with respect to this Second Extension. The provisions of paragraph 3 of the Employment Extension Agreement, which deferred the payment of incentive compensation payments to Machiz during the period covered by the Employment Extension Agreement, shall not apply to this Second Extension.

4. The second sentence of paragraph 3 of the Employment Extension Agreement shall be changed to read as follows: "Any portion of the 'additional amounts' which are deferred beyond the date when such 'additional amounts' would otherwise be payable to Machiz pursuant to paragraph 4(b) of the Employment Agreement shall accrue interest at a rate, to be calculated monthly, equal to the prime rate charged by Chase Manhattan Bank, New York City, to its best corporate customers."

5. All benefits earned by Machiz under the Employment Agreement and the Employment Extension Agreement shall remain in full force and effect and shall not be modified, cancelled or terminated under any circumstance.

6. The consulting arrangement described in Paragraph 7 of the Employment Agreement (the "Consulting Agreement") is non-cancelable and shall remain in full force and effect. In the event a new employment agreement is not entered into by the parties by June 26, 1998 for any reason other than Machiz' death or his prior exercise of his right to terminate his full-time employment as provided in Paragraph 5 of the Employment Agreement, the Consulting Agreement shall take effect on June 27, 1998 and terminate on June 27, 2003.

7. This Second Employment Extension Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, other than the conflicts of laws principles thereof.

8. This Second Employment Extension Agreement, together with the Employment Agreement and the Employment Extension Agreement it modifies, contains the entire agreement of the parties with respect to the subject matter herein and no waiver, modification or change of any of its provisions shall be valid unless in writing and signed by the party against whom such claimed waiver, modification or change is sought to be enforced.

9. All notices pursuant hereto shall be given by registered or certified mail, return receipt requested, addressed to the parties hereto at the addresses set forth above, or to such other addresses as may hereafter be specified by notice in writing in the same manner by any party or parties.

10. In the event there are any terms and conditions of the Employment Agreement or the Employment Extension Agreement which conflict with the terms and conditions of this Second Employment Extension Agreement, the terms and conditions of this Second Employment Extension Agreement shall supersede such terms and conditions of the Employment Agreement and the Employment Extension Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

                                                   AVNET, INC.

                                             By: /s/ Raymond Sadowski
                                                 ------------------------------
                                                     Raymond Sadowski
                                                     Senior Vice President and
                                                     Chief Financial Officer

                                                 /s/ Leon Machiz
                                                 ------------------------------
                                                     Leon Machiz

A copy of the Employment Agreement referred to herein is attached hereto as Exhibit A and a copy of the Employment Extension Agreement referred to herein is attached hereto as Exhibit B.

                                                                  EXHIBIT 10.2


                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

         This amendment, dated June 1, 1995, between AVNET, INC., a New York corporation with its principal place of business at 80 Cutter Mill Road, Great Neck, NY 11021 (the "Corporation") and ROY VALLEE, residing at 18 Pony Lane, Rolling Hills, CA 90270 ("Employee").

                              W I T N E S S E T H :

         WHEREAS, the Corporation and Employee entered into an Employment Agreement effective July 1, 1992 (the "Agreement"); and

         WHEREAS, the parties modified the Agreement by an Amendment to Employment Agreement effective as of July 1, 1992; and

         WHEREAS, the parties further modified the Agreement by a Second Amendment to Employment Agreement effective as of July 1, 1993; and

         WHEREAS, the parties now desire to further modify the Agreement effective July 1, 1995 in accordance herewith;

         NOW, THEREFORE, the parties agree that the following changes shall be made to the Agreement:

         1. The "Term" of the Agreement as defined in paragraph "2" of the Agreement shall be extended through June 26, 1998.

         2. The references in paragraph "3" of the Agreement to Employee performing the duties of "President and Chief Operating Officer" shall be changed to "Vice Chairman, President and Chief Operating Officer".

         3. The definition of "Year" in paragraph "4(a)" of the Agreement shall be changed to mean the fiscal year of the Corporation, which, beginning with fiscal year 1995, ends at the close of business on the Friday closest to June 30.

         4. Paragraph "5(a)" of the Agreement, as previously modified, shall be further modified to add Employee's base compensation for the Years ending
June 28, 1996, June 27, 1997 and June 26, 1998, as follows:

  "Year ending June 28, 1996                  -                $600,000
   Year ending June 27, 1997                  -                $600,000
   Year ending June 26, 1998                  -                $600,000"

         5. A new paragraph "5(g)" shall be added to the Agreement to cover Employee's incentive compensation for the Years ending June 28, 1996, June 27, 1997 and June 26, 1998 as follows:

         "(g) The incentive compensation described in paragraph "5(b)" shall be of no force or effect with respect to the Years ending June 28, 1996, June 27, 1997 and June 26, 1998. Subject to and contingent upon the approval by the Shareholders of the Corporation of an incentive compensation program covering Employee at the Annual Meeting of Shareholders to be held on November 15, 1995 (or at any adjournments thereof) for the Years ending June 28, 1996, June 27, 1997 and June 26, 1998, the Corporation shall also pay performance based incentive compensation to the Employee which shall be calculated and aggregated as the sum of the following:

                  (i) One Thousand Dollars ($1,000) for each one cent ($.01) of Annual Earnings Per Share over $1.00 and up to $2.00; plus

                  (ii) Two Thousand Dollars ($2,000) for each one cent ($.01) of Annual Earnings Per Share over $2.00 and up to $3.00; plus

                  (iii) Three Thousand Dollars ($3,000) for each one cent ($.01) of Annual Earnings Per Share over $3.00 and up to $4.00; plus

                  (iv)     Four Thousand Dollars ($4,000) for each one cent
                           ($.01) of

                           Annual Earnings Per Share over $4.00 and up to $5.00; plus

                  (v) Five Thousand Dollars for each one cent ($.01) of Annual Earnings Per Share over $5.00.


                  By way of example, consider the following hypothetical circumstance:

                          In the event Annual Earnings Per Share were determined in the Year ending June 28, 1996 to be $3.50, then Employee would be entitled to $450,000 of incentive compensation ($1,000 times 100 plus $2,000 times 100 plus $3,000 times 50)."

         Paragraph "5(b)" shall continue to apply to Years ending prior to July 1, 1995.

         6. Paragraph "6(a)" of the Agreement shall be modified to read as follows:

         "The Corporation and Employee agree that if Employee becomes permanently and totally disabled (as hereinafter defined) on or prior to June 26, 1998, then for and during the entire period of such disability commencing with the onset of such disability through the earlier of the date of cessation of such disability or the date of Employee's death, the Corporation shall pay to Employee a disability benefit in the annual amount determined as set forth in Paragraph 6(a)(ii) below.

         (a)(i) The term "permanently and totally disabled", as used herein, shall mean that Employee has been totally disabled by injury or illness (mental or physical) as a result of which he is prevented from further performance of the duties of Vice Chairman, President and Chief Operating Officer of the Corporation and that such disability is likely to be permanent and continuous during the remainder of Employee's life. Any determination as to whether or when Employee has become or has ceased to be permanently and totally disabled shall, in the event of a dispute, be made by the American Arbitration Association in New York City. After a determination by agreement of the parties, or by the American Arbitration Association, either before or after June 26, 1998, that Employee's permanent and total disability, or the onset of such permanent and total disability, occurred before June 26, 1998, then payments due pursuant to this paragraph 6 shall commence two (2) months after such determination. Prior to the commencement of the payments due pursuant to this paragraph 6, Employee shall be paid the full amounts due pursuant to paragraph 5 above.

         (ii) The annual amount payable to Employee as a disability benefit hereunder shall be Two Hundred Fifty Thousand ($250,000) Dollars to be paid in equal semi-monthly installments. If, during the period during which Employee is permanently and totally disabled, he nevertheless voluntarily renders any advisory or consulting services to the Corporation, Employee shall be entitled to reimbursement of travel and other expenses incurred on the Corporation's behalf in connection with any consulting and advisory services he renders to the Corporation, upon presentation of vouchers or other evidence thereof. Further, if Employee shall be able to serve as, and shall be elected, a director of the Corporation or of any one or more of the Corporation's subsidiaries, affiliates or divisions, he shall serve without additional compensation therefor.

         (iii) From and after the commencement of payment by the Corporation of the amounts provided for in this paragraph 6, the provisions of paragraphs 2, 3, 4, 5, and 6 of the Agreement shall be of no further force or effect, but the provisions of paragraphs 7 through 15, inclusive, of this Agreement shall continue as in effect on the last day prior to such commencement; provided, that any amounts accrued and payable to Employee immediately prior to applicability of this paragraph shall remain payable to Employee and shall not be affected by the provisions hereof."

         7. For the sake of clarification, the term "extraordinary items of profit or loss"" in paragraph 4(b) of the Agreement shall include unusual and/or infrequent items, which items are also either (a) material in the sense of being equal to at least 5% of the Corporation's pre-tax income for the applicable fiscal year or (b) required to be disclosed separately or by footnote in the Corporation's financial statements for the applicable fiscal year as filed with the Corporation's Annual Report on Form 10-K.

         8. It is understood that the second and third sentences of paragraph 5(e) of the Agreement relating to options to be granted to Employee do not apply to the Years ending June 28, 1996, June 27, 1997 and June 26, 1998.

         9. The reference to "June 30, 1995" in paragraphs 5(f) and 6(c) of the Agreement shall be changed to mean June 26, 1998.

         10. The provisions of the Amendment to Employment Agreement with respect to the award of stock options shall apply only to Fiscal Years 1993, 1994, and 1995.

         11. All other provisions of the Agreement as previously amended and modified shall remain in full force and effect. This Third Amendment to Employment Agreement, together with the Employment Agreement as previously modified, contains the entire agreement of the parties with respect to the subject matter herein and no waiver, modification or change of any of its provisions shall be valid unless in writing and signed by the party against whom such claimed waiver, modification or change is sought to be enforced.

         12. In the event there are any terms and conditions of the Employment Agreement as previously modified which conflict with the terms and conditions of this Third Amendment to Employment Agreement, the terms and conditions of this

Third Amendment to the Employment Agreement shall supersede such terms and conditions of the Employment Agreement as previously modified.

         13. All notices pursuant hereto shall be given by registered or certified mail, return receipt requested, addressed to the parties hereto at the addresses set forth above, or to such other addresses as may hereafter be specified by notice in writing in the same manner by any party or parties.

                                    AVNET, INC.


                                    /s/ Leon Machiz
                                    ------------------------------------
                                    LEON MACHIZ, Chief Executive Officer


                                    /s/ Roy Vallee
                                    ------------------------------------
                                    ROY VALLEE